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EXHIBIT 10.31

                         COLLECTIVE BARGAINING AGREEMENT

                                   BETWEEN THE

                          PUERTO RICO TELEPHONE COMPANY

                                     AND THE

                              INDEPENDENT UNION OF

                       TELEPHONE EMPLOYEES OF PUERTO RICO

                                 EFFECTIVENESS:

                              FROM JANUARY 18, 2003

                             UNTIL JANUARY 17, 2006

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                                    ARTICLE 1
                            RECOGNITION OF THE UNION

SECTION 1

      The Company recognizes the Union as the exclusive representative for all the employees included in the bargaining unit, such as it is defined in Article 2 (Bargaining Unit) for purposes of the Collective Bargaining Agreement with regard to the rates of compensation, salaries, work hours, employment tenure, grievances and other employment conditions.

SECTION 2

      For purposes of this Collective Bargaining Agreement, the terms "worker" and "employee" shall be interchangeable, reason why they will be utilized alternatively in singular as well as in plural.

                                    ARTICLE 2
                       APPROPRIATE UNIT (BARGAINING UNIT)

SECTION 1

      The employees covered by this Collective Bargaining Agreement henceforth referred to as the "Employees", shall be all the non-supervisor employees, including all the regular employees, the temporary ones, Messengers or Mail Office Clerks (certified by the National Board in case number 24-RC-4380 of August 9, 1971) and all those positions which have been included in the Appropriate Unit by the Labor Relations Board from that date onwards; and all the employees included in the Certification of the Labor Relations Board (case number P-96-1D-96-1257) dated July 10, 1996: Administrative Office Clerks, Administrative Assistants, Executive Receptionists, Document Filing Clerk, Document Assistant, Phone Card Office Clerk, Coordinator of Materials, Verifier of Invoices, Librarian for the Data Center and Transportation Analysts. Excluding all the Executives, Officers, Administrators, Supervisors, Department Directors, Managers, Heads of Divisions, Sections, Zones, Districts and Geographical Sub-Divisions, Security Guards, Employees from other Appropriate Units, all personnel with capacity to hire, fire, promote, discipline or in another manner vary the status of employees or make recommendations to that effect, office employees intimately linked to the management, employees of trust, including Secretaries for the Officers, Executives, Administrators, Department Directors, Managers, all the employees from the Department from Labor and Employee Affairs, Salesmen on a Commission basis, Payroll Office Clerk, Employees from the Department of Client Affairs, Executive Receptionists from the Office of the President, Administrative Office Clerks from the Office of the Vice-President of Operations, Administrative Assistants from the Office of the Vice-President for Network Planning and Engineering, from the Office of the Vice-President for Business Services, from the Office of Treasury Operations, from the Department for Corporate Security and any other positions which functions imply responsibilities equal to those of positions which are excluded in the Bargaining Unit and the Supervisors according to how they are defined by the Law.

SECTION 2

      The titles mentioned above shall not limit the exclusion in the future of positions which functions imply responsibilities equal to those excluded above, including the ones that have the functions of a confidential nature (positions of trust), in accordance to how these have been defined under the labor jurisprudence.

SECTION 3

      The Company shall send the Union, on or before the following sixty (60) days of each year that this Collective Bargaining Agreement is in effect, a listing of all the positions by levels, included in this Bargaining Unit, with the names of the ones holding the positions, entry dates, postal address and their present salary.

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                                    ARTICLE 3
                            RIGHTS OF THE MANAGEMENT

SECTION 1

      The Union recognizes that the administration of the Company and direction of the working force are the exclusive prerogative of the Company. Therefore, except as expressly limited by the terms of this Collective Bargaining Agreement, the Company retains and shall retain the exclusive control of all the matters concerning the operation, handling and administration of its business, including, but without having this being interpreted as a limitation, the administration and handling of its departments and operations, the work organization and methods, the processes, methods and procedures for the rendering of service, the determination of the equipment, parts and services to be purchased, the assignment of working hours, the direction of the personnel, the right to employ, classify, re-classify, transfer and discipline employees, and all the functions inherent to the administration and/or handling of the business.

SECTION 2

      If it is the understanding of any employee that he has been treated in a discriminatory, arbitrary or unfair fashion in accordance to the terms of this contract or any provision of this contract has been violated by any action taken by the Company by virtue of the preceding section, such allegation shall be submitted by the Union or by the employee to the Grievance Procedure established in this Agreement.

                                    ARTICLE 4
                                   UNION SHOP

SECTION 1

      All employees who are covered by this Agreement who as of the date of the signing of the same are a member of the Union, shall be obligated as a condition of employment to continue as members of the Union and, in the case of new personnel, these shall be obligated as a condition of employment to join the Union within the thirty (30) days following their working for the Company and in both cases, to pay dues to the Union during the effective period of this Agreement.

SECTION 2

      The Company, at the written requirement on the part of the Union, shall dismiss or suspend from their job any employee who is not affiliated or who does not continue being affiliated as a bona-fide member of the Union. Said written requirement must be notified to the Company by certified mail and with a copy to the affected employee by certified mail.

SECTION 3

      The Company shall post a copy of this clause in visible places in its different departments in the Island of Puerto Rico, for knowledge of the personnel.

SECTION 4

      In the event that a competent entity determines that the separation to which Section 2 of this article refers was unjustified or illegal, the Union shall be the only one responsible for all the damages caused by said dismissal, and the Union will safeguard the Company and reimburse it for any expense or outlay in which the Company may incur as a result of said dismissal.

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SECTION 5

      The Company and the Union agree that the Union shall have the opportunity to meet during thirty (30) minutes with the recently hired employees, as part of the general orientation process, for the purpose of supplying them with information about the Union and the Collective Bargaining Agreement. The time invested during the regular work shift of each employee given orientation shall be paid as time worked. This orientation shall be carried out during the fifteen
(15) days following the entry of the union member employee, or from the time that the Company notifies the entry, whichever is greater.

                                    ARTICLE 5
                                 DUES CHECK-OFF

SECTION 1

      During the effectiveness of this Collective Bargaining Agreement, the Company commits itself to automatically deduct from the salary received by all the employees covered by the definition of the Bargaining Unit, the sum of the initiation dues, the regular dues and any uniform special dues which the Union establishes for its members after receiving the written authorization on the part of the employee. The authorization for the regular dues shall be for a minimum term of one (1) year and shall be extended year after year, while the employee occupies a position within the Bargaining Unit. This authorization shall be irrevocable for a period of one (1) year from the date of the authorization. The Union shall notify the Company in writing with regard to the dues to be checked off from the employees covered by this Agreement. The Union shall comply with all the applicable procedures and laws prior to the establishment of said dues and the sum of said deductions shall be deposited within a term which shall not exceed five (5) calendar days, after carrying out the bi-weekly deduction by means of a direct deposit to the UIET's bank account, it being provided that the Company will do everything possible to make the deposit on the next working day.

SECTION 2

      a) The Company will send the Treasurer of the Union or the Officer designated by him, after rendering the bond required by law, the document evidencing the deposit of the amount of the corresponding dues during the ten (10) calendar days after the payment of every two (2) weeks has been made except when there are extraordinary circumstances intervening in which case the term shall not exceed ten (10) additional days. The Company shall send the Union a summary every two (2) weeks with the names of the employees who have had said deductions made, in addition, containing the individual sum and the total of the same. The Company will check off the initiation dues in the amount and installments certified by the Union for all employees joining the Union, after receiving the written authorization from the employee.

      b) The Company shall not forward dues until the Union has shown it that the Treasurer or the designated Officer have rendered the bond required by law.

      c) In all cases of suspension or dismissal in which an Arbitrator, court or administrative entity has determined that the suspension of the employee or the dismissal of the employee was not justified and has ordered the reinstatement of the employee with all the total or partial salaries that it did not receive in cases of dismissal or has ordered the total or partial payment of the salaries not received during the suspension, the Company must deduct from said payment the total of the Union dues not paid by the employee during the time that the employee was dismissed or suspended, as the case may be, and forward its sum to the Union in conformity to this article.

      d) In addition, the parties agree that in those cases of suspension or dismissals that were settled and as part of the agreement the total or partial payment of salaries not received by the employee have been agreed upon, the Company must also deduct from said pay the total of the Union dues not paid by the employee during the time that the employee was dismissed or suspended and to forward its sum to the Union in the terms stated above.

      e) With regard to the deduction of dues to which reference is made in paragraphs c) and d) of this section, it shall be the obligation of the Union to notify the Company on a timely basis about the total sum of dues that the employee is to have checked off.

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SECTION 3

      In the event that any competent entity determines that any dues have been illegally set or deducted, the Union shall release the Company from all liability and shall indemnify and pay directly any reimbursement ordered by said entity.

SECTION 4

      During the effective period of this Collective Bargaining Agreement, the Company shall send the Union, on a monthly basis, a report regarding the employees who are enjoying any of the leaves established in this Collective Bargaining Agreement, which duration shall be of thirty (30) calendar days or more, with said report having to state the name of the employee and his number, the position occupied by him, the department, the work center, the leave which he is enjoying and up to where it is possible, the duration of the leave stating the possible return date.

SECTION 5

      During the effective period of this Agreement, the Company must check off the Union dues in all those cases in which an employee from the bargaining unit is enjoying the benefits of any of the leaves with pay acknowledged in the Agreement, except under the Prolonged Illness Leave, (Act 139), and forward its sum on the basis of the terms stated above, it being provided that in those cases under Act 139 (SINOT), the Company, once the employee has returned to his job, must withhold the Union dues that were not paid by the employee during said leave and forward their sum to the Union in the terms stated in this article. The total of said check offs must be made during the first three pay periods.

                                    ARTICLE 6
                      COOPERATION ON THE PART OF THE UNION

      The Union, as well as its members, agree to promote, at all times and as fully as possible, good service and efficient operation. The Union and its members also agree with the Company to produce maximum production during each daily work shift.

                                    ARTICLE 7
                                  PRODUCTIVITY

      The Union and the Company acknowledge that productivity must be increased to confront the competition in the telecommunications services.

      To that effect, the Union agrees that the employees who are Union members shall commit themselves to render the maximum of their productivity, attendance, timeliness, efficiency and effectiveness with order and discipline. All of it in accordance to Article 6, Cooperation on the part of the Union.

      The Company will carry out all possible efforts to provide the means and resources necessary so that the employees can attain the productivity objectives established.

                                    ARTICLE 8
                             DELEGATES OF THE UNION

SECTION 1

      The delegates and their sub-delegates in their substitution, shall represent the Union in the process of administrating the Collective Bargaining Agreement before the Company.

      The delegates shall provide orientation to the employees covered by this Collective Bargaining Agreement with regard to their responsibilities and rights; in like manner they shall watch out and be empowered to help their co-workers when these have a complaint or grievance or when their presence is required by any boss or supervisor.

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SECTION 2

      The Union delegates shall be limited to handling the grievances and matters related to the application of the Collective Bargaining Agreement in their work area.

SECTION 3

      No delegate may intervene in another department or area that is not one for which he has been designated, with the exception of those work areas or departments where no delegate has been appointed, in which case the delegate from another nearby department may act as the appointed delegate in that other operational unit or department, as long as he has been previously authorized in writing by the President of the Union or his authorized representative.

      The Union shall be entitled to appoint sub-delegates or substitute delegates who shall act only in the absence of the appointed delegate.

SECTION 4

      The delegate shall utilize the time adequately for the quickest solution of the grievances. When it is necessary for a Union delegate to deal with a grievance or related matter, the delegate must:

      a. Notify his immediate supervisor with reasonable time to stop taking care of his regular work and taking care of the grievance or related matter.

      b. The delegates shall receive up to a maximum two (2) hours for each grievance. When a delegate is required by the Management to handle some specific matter related to the Collective Bargaining Agreement, the time devoted by him to the attention of said matter, shall not be deducted from his salary. It being provided, that the meeting time may be limited by the Management.

      The Union binds itself to comply and promote faithful compliance with this article in such manner that the time requested by the delegate be utilized exclusively for the aforementioned purposes.

      The Company, on its part, may take the actions and measures that it deems necessary and relevant in such manner that faithful compliance be given to the provisions of this article, including having the time requested by a delegate to be utilized exclusively for the purpose stated above.

      c. Return to his job upon finishing dealing with the manner if his work schedule has not ended.

      d. The meetings between the delegate and the employee requiring his services in accordance with this Agreement, work shall be carried out in the areas near the employee's work area.

      e. When it is necessary to have a delegate hold a private conversation with an employee during time with or without pay on the part of the Company to process a grievance or to deal with a matter relating to the application of the Collective Bargaining Agreement in accordance to the Grievance Procedure, the express authorization from the supervisor must be obtained.

      f. The Company agrees to provide the Union with adequate facilities at each work site where the same exists and which are available for the purpose of having its functionaries, delegates or agent being able to hold meetings relating to grievances from the concerned area or department.

SECTION 5

      When the Company expands its services creating additional units and increasing in a substantial manner the personnel in the additional services, the parties, after previous agreement, shall reach an agreement regarding the appointment of the corresponding delegates.

SECTION 6

      The delegate shall represent the employees covered by this Collective Bargaining Agreement when the employee so requires it in the different stages of the Procedure for Grievances, with the President of the Union or any member of the Board of Directors being able to participate in said representation.

SECTION 7

      The Company shall not acknowledge any delegate until the President or Vice-President of the Union has informed the Director of Labor and Employee Affairs about it in writing and the delegate has received his appointment.

      The delegates will have to be regular employees of the Company.

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SECTION 8

      The parties shall reach an agreement with regard to the schedule, number and place where the delegates shall act. It being provided that there shall not be more than one delegate and one sub-delegate in functions per each operational unit of the Company, with the exception of the Traffic Department in which centers the delegates and sub-delegates necessary to insure that the employees are duly represented may be appointed.

SECTION 9

      The President or the Vice-President of the Union may appoint General delegates, in conformity with the preceding section 7 and these shall receive the same treatment, respect and courtesy that should be rendered to the Officers of the Union.

      The General Delegates shall be appointed to represent and substitute the officers of the Union and when they visit the shop or specific area to which they have been appointed, they shall have all the prerogatives that the Officers of the Union have. The General delegate must comply with what is provided for in
Section 4 of this article.

                                    ARTICLE 9
                           VISITS FROM UNION OFFICERS

SECTION 1

      The President of the Union, the members of the Board of Directors and the members of the Elections Committee shall have access to the Company's premises during working hours, for the purpose of resolving grievances, investigating work conditions and verifying the compliance with this Collective Bargaining Agreement. The members of the Elections Committee, during periods of reunions for internal elections of the shall have access to the Company's premises for the sole purpose of administrating and coordinating said elections. In addition, it is agreed that the members of the Union's Discipline Committee shall have access to the Company's premises during working hours, for the sole purpose of carrying out the functions relevant to said Committee, it being provided that prior notice shall be given, with less in writing, of no lesser than 24 hours, to the Director of Labor and Employee Affairs.

SECTION 2

      Upon arriving at the area to be visited, the President, members of the Board of Directors, members of the Elections Committee or members of the Discipline Committee, shall identify themselves and inform the purpose of their visit and shall go in person before the officer of the Company that they are going to be visiting or to the representative appointed by them.

SECTION 3

      The President of the Union may appoint agents or representatives to carry out any of the functions of said Board. The Company shall not recognize as such an appointed agent or representative until the President of the Union has notified the Director of Labor and Employee Affairs in writing about his designation as such, including a description of the matters which said agent or representative shall be authorized to handle in the Union's name.

      The representatives appointed by the President of the Union shall be acknowledged by the Company and these shall receive the same treatment, respect and courtesy that should be rendered to the officers of the Union, it being provided that these agents or representatives shall have access to the Company's premises for the purpose of handling the matters authorized to be handled in the Union's name. Upon the arrival of the agent(s) or representative(s), he shall identify himself and inform the purpose of his visit and shall appear in person before the Officer of the Company that he is going to be visiting or the representative designated by him.

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                                   ARTICLE 10
                              PERSONNEL ACTIVITIES

SECTION 1

      The Company and the Union agree that the employees or representatives of the Union shall not be allowed to carry out propaganda or Union activities of any nature whatsoever during their working hours within or outside the Company premises, except those expressly contained in this Collective Bargaining Agreement.

SECTION 2

      No union propaganda or activity of any nature whatsoever shall be allowed within the Company premises on the part of the employees, the Union delegates and officers during their free time, if by doing so it causes about one or more of the following conditions:

      a.    Interrupts or distracts the work of the personnel which is working.

      b.    Constitutes a disturbance or harm to the Company.

      c.    Causes a situation of disorder or violence.

SECTION 3

      The Company and Union the agree that the working hours are for each employee to devote to his work for the Company and therefore, it is not allowable to dedicate working time to matters which are foreign to work such as, for example: discussions about sports, politics, religion, etc. Neither are such activities allowable during the employee's free time but within the Company's premises if that causes one or more of the conditions in clauses a, b and c of the preceding section.

SECTION 4

      No employee shall have access to the Company buildings or premises without prior express authorization from the Supervisor of the site or the Director of Labor affairs, except to his regular work site and during his regular work schedule. In the event of receiving such authorization, the employee must be accompanied at all times by said Supervisor or by the person designated by him unless the Supervisor or the person designated by him determines, at his discretion, that it is not necessary to accompany him and so informs it verbally to the visiting employee. Under no circumstance will the employee be authorized to enter onto Company property if there is no Supervisor, or the person designated by him available to accompany the him.

                                   ARTICLE 11
                     PUBLICATION, ADJUDICATION OF POSITIONS
                   AND APPOINTMENTS, PROMOTIONS AND TRANSFERS

SECTION 1

The Company shall publish visible and accessible in bulletin boards that allow the ample divulgation at all work centers, the positions of new creation, the vacant ones or the ones which could be left vacant in the near future, corresponding to the bargaining unit that they are going to cover, specifying the requirements for the same. The publication of the positions shall be made for a term no lesser than five (5) working days. The Company shall send to the Union a copy of said publication. A position so published shall not be canceled without notifying the Union about the reasons for its cancellation.

SECTION 2

Any regular employee, who meets the requirements for a published position, may apply for the same by submitting the corresponding application, in the form supplied by the Company, within the term established in the publication, to the Recruiting Department, with return receipt requested. It being provided that those employees who work outside of the
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buildings of Plaza Telefonica (1500, 1513 and 1515 Roosevelt) shall count with a term of two (2) additional working days after the closing of the publication.

SECTION 3

The Company shall only consider those employees who meet the requirements, who have filed the petitions within the period established in the publication, and who may fulfill the functions of the position immediately upon having it adjudicated to them; or if they are enjoying their vacation leave, upon the conclusion of the same; or if they are receiving benefits under the State Insurance Fund or using sick leave, within thirty (30) days after it has been adjudicated to them.

SECTION 4

Any vacant position or a position of new creation shall be adjudicated to the employee who qualifies pursuant to what is provided in Section 6 of this article within the following order of priority, except in the case of promotion or transfer from one classification to another, where seniority shall not be the determinant criterion for the adjudication of the position:

      a.    Employees who are going to be affected by personnel reductions.

      b. Employees who have suffered an occupational illness or accident that prevents them from carrying out the functions that they used to carry out in their positions prior to said illness or accident. This priority shall not have the scope of extending the term of time provided by law within which an employee reserves his job tenure from the time of the occupational accident or illness.

      c. Employees who have suffered a non-occupational illness or accident that prevents them from carrying out the functions that they used to carry out in their positions prior to said illness or accident. This priority shall not have the scope of extending the term of time provided by law within which an employee reserves his job tenure from the time of the known occupational accident or illness onwards.

      d. Employees who request a transfer within their same occupational classification.

      e.    Employees requesting a promotion.

      f. Employees requesting lateral transfer or lateral movement (change from one classification to another with the same salary level).

      g.    Employees requesting a demotion

      h.    Ex-employees which the Company may have laid off within the twelve
(12) previous months due to scarcity or reduction of work.

SECTION 5

For the purpose of this Agreement, no regular employee or one of new appointment may apply for a movement in transfer, lateral transfer and demotion, until eighteen (18) months have passed from the date when the adjudication of the position presently occupied have passed or until the maximum of the existing progression for his present occupational classification has been reached, whichever occurs first.

SECTION 6

In those cases in which the adjudication of a vacant position or one of new creation represents a promotion or lateral transfer for the applicant employee, the position shall be adjudicated among the candidates who fulfill the requirements in accordance to the following factors: seniority; evaluation criteria, in conformity to the work evaluation form for the previous two (2) years; disciplinary record for the previous two (2) years; attendance history for the previous two years; related experience and trainings. Seniority shall prevail over all the other factors if these were to turn out to be equal among the employees to be considered for covering the new or vacant positions.

SECTION 7 - Transfer - Lateral Transfers

      a. For the purpose of this Collective Bargaining Agreement, an appointment in transfer shall be understood to mean any permanent change from one department to another, from one work center to another, or from one municipality to another, as long as the employee continues in his same occupational classification.

      b. For the purpose of this Collective Bargaining Agreement, an appointment in transfer or lateral movement shall be understood to mean any change from one classification to another with the same salary level. No employee may request a lateral movement until after eighteen (18) months have passed in one position and he must remain in said position a minimum of eighteen
(18) months after said movement. In a lateral movement, the employee, in his new classification, shall fulfill the same requirements provided for the cases of promotion in Section 6 of this Article.

        For the purpose of this Article exclusively, each one of the following areas of the municipality of San Juan shall be considered as a municipality:

            -     San Juan - Santurce - Isla Verde

            -     Hato Rey - Rio Piedras

            -     Pueblo Viejo

Also, for purposes of this Article exclusively, the Levittown area shall be included in the municipality of Catano.

      c.    There will be two (2) types of transfers:

            1. Transfers by a formal petition on the part of the employee, which is the one that is produced when one fills out a written request, through the Recruitment Department.

            2. Transfers when the Company determines it due to the need in service. The employee may, after having carried out this type of transfer, question it through the Grievance Procedure.

Except in cases where events occur beyond the control of the Company and the service may be adversely affected, the employee shall be located in the position of transfer within a period which shall not exceed thirty (30) days from the date when the Recruitment Department adjudicated the same to him.

When the Company is interested in transferring an employee due to service needs, it shall notify the employee and the Union with thirty (30) days of advance notice, except when there are extraordinary circumstances in which case it shall be notified with ten (10) days of advance notice. In the events of fights or conflicts between employees which may affect the peace or the normal functioning at the Work Center, if it were considered necessary, a transfer of the employee can be made until an investigation of the matter can be carried out, without complying with the terms established herein.

In the case where there arises the need to cover the position that was left vacant by the transferred employee due to service need between the following one hundred and eighty (180) days after the transfer was effected, he, the transferred employee, shall have priority to return to said position. After one hundred and eighty (180) days, the position shall be filled following the process established in this Article.

The Company will acknowledge the right of exchange among the employees, as long as the Company determines, in its sole discretion, that there exists equality of circumstances, category, capacity, efficiency and ability. In the case of an exchange, the expenses caused by the transfer shall be to the account of the employees.

The Company shall not utilize its discretion in a capricious, arbitrary or discriminatory fashion to authorize the exchange being requested.

The transfer shall not be utilized capriciously, arbitrarily or as a disciplinary or discriminatory measure.

SECTION 8 - PROMOTIONS

      a. For the purpose of this Collective Bargaining Agreement, a promotion shall be understood to be the movement of an employee from one position to another, which has a higher salary level and those changes from one position for which the maximum series level is inferior to the maximum level of the new position.

      b. In the promotions, priority shall be given to the Company employees who have requested promotion and who qualify for the same, in conformity to what is provided in this Article, Section 6. Seniority shall prevail over the other factors, if these were to turn out to be equal among the employees to be considered for covering of the positions in promotion. When an employee changes work center due to a promotion for which he has applied, he may not request a change of position outside of his new work center until twenty-four (24) months have elapsed from the promotion.

      c. Any promoted employee shall be subject to a probationary period of two (2) months during which he will have to show having ability, knowledge, skills and the efficiency which, in the judgment of the Company, is required for the new position. In the cases of promotions which requires special training, said training period shall not form part of this probationary period.

      d. In the case when an employee is promoted, the Company shall pay him the salary corresponding to the new position as soon as he begins to occupy the same.

      e. If his probationary period were not satisfactorily approved, the femployee shall return to his previous position with the salary that would have corresponded to him if he had continued in the previous position. The Company shall reinstate to their previous position and salary the employees who would have been promoted as a result of the vacancies that would have brought about the promotion of said employee. If, as a result of said promotion, a new employee had been hired, the Company would be free to separate said new employee and the Union shall not file any complaint whatsoever under the Complaint and Grievance Procedure.

      f. Except in cases where events occur beyond the control of the Company and/or the service may be adversely affected, the employee shall be placed in the position in promotion within a period that shall not exceed thirty (30) days from the date when the Recruitment Department adjudicates the same to him. g. The promotion to a superior level within the same classification shall not be considered a promotion. These promotions shall be made in conformity to the requirements established by the Company in the duty sheet.

      g. The promotion to a superior level within the same classification shall not be considered a promotion. These promotions shall be made in conformity to the requirements established by the Company in the duty sheet.

SECTION 9 - DEMOTION

For the purpose of this Collective Bargaining Agreement, a demotion shall be understood to be understood to be any change of an employee from one position to another position with a lower salary level, or those changes from one position where the maximum series level is superior to the maximum series level of the new position, or toward another position in which the employee has to begin at a level lower than the present one, even when the maximum level of the new position is equal to the one which he was occupying at the moment of the change. No employee may request a demotion until after he has been eighteen (18) months in one position and he must remain in said position a minimum of eighteen (18) months after said demotion.

In those cases in which an employee has had a position of an inferior level adjudicated to him as the result of a request, in other words, one which represents a demotion, his salary shall be adjusted to that of the position of the inferior level.

SECTION 10 - GENERAL PROVISIONS

Nothing of what has been previously provided in this article shall have the scope of limiting the faculty of the Company to transfer employees due to needs in service or the right of the Company to recruit external personnel for those positions which have not been covered by means of internal recruitment in accordance to this Collective Bargaining Agreement.

SECTION 11

Within ten (10) working days following the adjudication of a vacant position or one of new creation, the Company must notify the Union, by certified mail with return receipt requested, with a copy of the determination and indicating the position which was adjudicated, the requisition number for the position and the name and the employee number of the person with whom the same was covered and the criteria why it was adjudicated to the person. It must also notify them a list with the names of all the employees who were competing for the position with the corresponding salary levels.

SECTION 12

The Company shall send to the employees who appear in the registry of eligible, by ordinary mail, at their last known postal address, a copy of all publications of vacant positions or those of new creation, for the purpose of having these regular laid-off employees be able to apply for the same within the term established in this article. A copy of said letter shall also be sent to the Union.

SECTION 13

The Company shall send the Union a copy of all petitions for change, outside of the Appropriate Unit, requested by any employee from this bargaining unit.

                                   ARTICLE 12
                               PROBATIONARY PERIOD

SECTION 1

      All persons hopeful of entering as employees, must have first approved those examinations, written or evaluation ones, required by the Company.

SECTION 2

      The employees included in the Bargaining Unit are classified as regular employees, probationary employees and part-timers. The part-timers may continue working in the traffic functions or any other call center throughout the geographical areas in which the Company is organized. The parties agree that when an employee with a regular work day of eight (8) hours is transferred outside of the Traffic area, the vacancy that he leaves shall be covered with a part-timer, if it were necessary.

      The putting into effect of the previous measure shall be in a prospective manner and the operation of Traffic shall never have more than fifty (50%) percent of the labor force at half shifts. This process shall be put into effect gradually.

      For the purpose of this article, there shall be two (2) types of part-time employees (part-timers).

      I. Those employees with a half work shift who work in the Traffic Call Centers (Long Distance and Information Services), whose work day is no lesser than twenty (20) hours per week and no more than thirty-nine (39) hours per week.

      II. Those part-time employees who work in the Repair Call Centers, calls to Service Representatives and other Call Centers, with the exception of Traffic, who are those who will work after 5:00 PM and weekends with a work schedule of no lesser than twenty (20) hours per week and no greater than thirty (30) hours per week.

      It being provided that when a part-time employee works 2,030 hours within a period of one (1) year, the Company may consider changing the part-time work shift to a regular work shift.

SECTION 3

      A condition for regular appointment shall be that the employee has worked to the satisfaction of the Company during a Probationary Period of ninety (90) days. The training period for the probationary employees at the training centers recognized by the Company shall not form part of the Probationary Period if it does not exceed thirty (30) consecutive days. However, the probationary period for each employee shall begin to be counted as soon as the Company assigns him to perform regular work outside of the training centers. The Company may assign the probationary employee to a work shop for a waiting time at the beginning of the training, as long as said time does not exceed fifteen (15) days. However, this initial waiting time, of up to a maximum of fifteen (15) days, shall form part of the calculations of the ninety (90) days established for his probationary period. Once the Company reassigns this worker to perform work in a work shop, any other training time shall be counted for the completion of his probationary period.

SECTION 4

      All employees, during their probationary period, must be periodically evaluated with regard to, among other factors, their capacity to assimilate training, their productivity, their efficiency, their timeliness, their attendance at work, their habits, attitudes and general behavior. The Company shall hand over to the employee a copy of each periodic evaluation, except when the employee has abandoned the service and is not available.

SECTION 5

      Any employee who satisfactorily approves the Probationary Period shall be appointed as a regular employee by means of an official notice to the employee.

SECTION 6

      All probationary employees will have to submit themselves to those medical examinations required by the Company and the result of said medical examinations will have to be satisfactory to the Company, as a condition of employment. The cost, if any, of these examinations shall be paid for by the Company.

SECTION 7

      All employees who join the Company by virtue of a transfer, sale, merger, expropriation or lease shall have the provisions of this article applicable to them.

SECTION 8

      The Company has the right to order or decree the dismissal of any probationary employee within the terms of Section 3, without having such dismissal giving rise to any grievance whatsoever before the entities established by this Collective Bargaining Agreement for the resolution of controversies and grievances.

                                   ARTICLE 13
                              MEDICAL EXAMINATIONS

SECTION 1

The Company may require any regular employees to submit himself to medical examinations and examinations of any other kind which are of a medical nature. The cost, if any, of the same, shall be paid for by the Company. This prerogative may not be utilized in a discriminatory fashion against the members of the Brotherhood.

SECTION 2

The Company shall compensate the employee for the time that the examination takes as long as this is carried out within his regular work schedule.

SECTION 3

The Company shall take the measures and actions that its considers necessary and pertinent, to ensure the correct use of the benefits disposed in articles 27 and 28 of this agreement. Thus the Company reserves the right to select a physician, properly qualified, who determines if the employee in effect is a disable person. The notification to the employee will be with copy to the Union. In order to continue receiving economic benefits disposed in those articles, the employee must attend at the required time for those medical tests and exams which the physician orders.

If the physician determines that the employee is able to work, the benefits of this article discontinue and the employee will receive the benefits provided by SINOT or FSE, which ever is applicable. Nevertheless, the retention period for this employee will be that provided in Articles 27 and 28, which ever is applicable.

If the employee is not in agreement with the doctor's determination, the Union shall, within 5 working days, following the employees receipt of the determination, request the Company, in written , that wishes to select by mutual agreement another physician properly qualified to evaluate if the employee is able to work. The Union and the Company will ask to the "Colegio de Medicos de Puerto Rico", to submit a list of 5 physicians properly qualified in the alleged condition of which the parties will select one by eliminating 2 by each party. If the "Colegio de Medicos de Puerto Rico" is not in position to provide the list, the Company and the Union will submit 3 names each of physicians properly qualified in the area of the alleged condition. Three (3) of the names will be eliminated at random and at the 3 remaining ones each party will eliminate one, then the remaining one will be the chosen one. This physician shall render his determination not later than 10 days from having finalized the corresponding examination and tests if any, which will be carried out as soon as possible and the employee will fully cooperate. The determination of the physician shall be final and unappealable. The cost of this medical evaluation should be paid in equal part by the Company and the Union for the first 10 employees during the year that request this evaluation. For additional cases the total cost shall be assumed by the Company.

The Company may submit during the year, in order to determine if they are able, a number of employees not more than 10% of the employees enjoying the leave of absences under the articles 27 and 28 of the natural year immediately preceeded. The Union shall be informed of the total number of employees making use of the benefit during such year.

                                   ARTICLE 14
                                    SENIORITY

SECTION 1

      Seniority shall be understood to be the total time of service credited to an employee by the Company. Credited time shall be all the time of regular work schedule that an employee has worked in a continuous form for the Company as well as all the leaves with salary. The leaves without salary granted to the members of the Board of Directors of the Union during the terms for which they have been elected shall be credited to their seniority with the Company.

SECTION 2

      Seniority rights will expire as a result of any of the following reasons:

      a)    Resignation

      b)    Dismissal

      c) Lay-off during twelve (12) consecutive months or upon the receipt of the compensation provided for in Article 17, Section 3 - Reduction of Personnel and re-employment.

      d) Absence due to occupational illness or accident in excess of his leave for occupational illness or accident.

      e) Absence due to non-occupational illness or accident in excess of the term established in this Collective Bargaining Agreement or until he exhausts his leave for prolonged illness, whichever is greater.

      f) Not accepting an available position and one for which he qualifies, while he is on the preferential employment list.

      g) Accepting a position outside of the bargaining unit, unless the employee decides to return and/or the Company decides to return him to his old position, within the six (6) months following his departure from the bargaining unit.

SECTION 3

      The probationary employees shall not accrue seniority until they have approved their respective probationary periods, in which case the seniority will be retroactive to the date when they began their respective probationary periods.

                                   ARTICLE 15
                    REDUCTION OF PERSONNEL AND RE-EMPLOYMENT

SECTION 1

      When the Company determines the need to carry out lay-offs or personnel transfers due to lack of sufficient work or due to reasons of economy in determinate classifications of employment, it shall prepare a lay-off or transfer plan, as the case may be, and in accordance to the provisions of this Agreement, and it shall notify in writing by certified mail or in person, about the lay-off or transfer, to the affected employees and to the Union including in the notice copy of the plan, with no less than one (1) month of advance notice prior to the date when the lay-off or transfer shall be made effective, and such reduction shall be made observing the following order:

      a.    Probationary employee in the affected classification.

      b. Regular employee in inverse order of seniority in the affected classification.

      In the case of lay-offs or transfers, the members of the Board of Directors and the delegates shall have super seniority in their classification.

      The determination of the number of employees who are needed to perform a task is an exclusively managerial function which may not be questioned through the grievance procedure.

SECTION 2

      a. In the event that a regular employee with less than one (1) year of seniority is subject to lay-off, he may choose to bump another employee in a lateral classification or an inferior one with lesser seniority in which the displacing employee is qualified to perform the work immediately or any other classification in which the displacing employee has worked previously and continues being capable of performing the work immediately.

      b. Any regular employee, with at least one (1) year of seniority, who is bumped as a result of the procedure established in the preceding paragraph a) shall have, in like manner, the right to bump by means of seniority following exactly the procedure established in the preceding paragraph.

SECTION 3

      Any regular employee who is laid-off and who at the moment of the lay-off has one (1) year or more, shall not lose the right to a compensation equivalent to three (3) weeks plus one (1) week for each year of seniority up to a maximum of twenty (20) weeks.

SECTION 4

      Any laid-off employee and who at the moment of the lay-off has at least one (1) year or more of seniority shall be included in a list of preferential employment for a maximum of twelve (12) months.

SECTION 5

      The compensation provided in the preceding Section 3 shall be paid at the end of the twelve (12) month period established in the preceding Section 4. In the alternative, a laid-off employee may choose to receive the compensation for lay-off previously indicated at any moment after the lay-off has been notified, plus said employee shall be excluded from the preferential employment list as soon as he receives said compensation.

SECTION 6

      The regular employees who are laid-off shall be included in a registry of eligibles, utilizing the criterion of seniority and they shall have the preference provided in Section 4 of the article regarding "Publication, Adjudication of Positions and Appointments" to occupy regular or new vacant positions within the bargaining unit, as long as the employee is qualified and capable of fulfilling such position.

SECTION 7

      The Company will supply the Union a copy of this list of eligibles with the name of the employee, position that he used to occupy and the years of service; in like manner, it will inform the changes in the list, if any.

SECTION 8

      When there arises the possibility of re-employment, the Company shall get in touch with the laid-off ex-employee by certified mail at his last address, with copy to the Union, granting him ten (10) working days in which to accept the position. If he does not to accept or answer within the term, he shall lose the right granted in this article and shall be eliminated from the corresponding list. If he answers within said term indicating that he cannot accept the job due to extraordinary reasons which in effect make it impossible for him to accept the position being offered to him and it is so proven to the Company within said term, the laid-off employee shall not lose the right to re-employment with regard to other vacancies that arise later on in his classification within the term of twelve (12) months after his lay-off, as is provided further on.

SECTION 9

      The right to re-employment, as provided in this article, shall be extinguished within twelve (12) months after having being laid-off as an employee for the Company, except when he does not accept or does not answer a communication offering him a vacancy, as provided in the previous section. If positions are frozen during this period, the right will be extended for a period of time equal to that of the freezing.

                                   ARTICLE 16
                                RECLASSIFICATION

SECTION 1

      When the Union considers that a position has had assigned to it functions and duties belonging to a superior position or that the duties and functions of it have evolved in a substantial and permanent matter toward a position of a superior level or that functions and duties of greater complexity have been assigned, the President of the Union or in his absence, the vice-president, shall submit in writing a petition for reclassification to the Director of Labor and Employee Affairs indicating the criteria and reasons justifying the petition.

      The Director of Labor and Employee Affairs, once the petition for reclassification has been received, will refer it to the Director of Compensation and Records, who shall coordinate a meeting with the President of the Union or his representative so that he will present in the name of the Union the reason justifying the petition or reclassification that is being requested.

SECTION 2

      No petitions for reclassification for positions which are not at the maximum salary level of his class shall be accepted, if this class is made by progression levels.

SECTION 3

      The assignment of additional duties or functions of equal, similar or lesser complexity, and/or the increase in the volume of work, shall not imply a reclassification.

SECTION 4

      The Director of Labor and Employee Affairs shall notify the President of the Union about the Company's position with regard to the petition for reclassification within a period of ninety (90) calendar days from the date of the meeting provided for in Section 1 of this Article. If it were determined that a position must be reclassified, its reclassification shall be effective to the date of receipt of the petition on the part of the office of the Director of Labor and Employee Affairs.

SECTION 5

      If the Union is not in agreement with the determination of the Director of Labor and Employee Affairs regarding its petition for the reclassification of a position, it may question the same in conformity to the Grievance Procedure established in this Agreement.

SECTION 6

      No reclassification petitions for petitions of the Bargaining Unit will be accepted, if within the last eighteen (18) months, a petition regarding the same position has been filed.

SECTION 7

      All employees who at the moment of the signature of this Collective Bargaining Agreement have an occupational level 11 may request a classification as long as functions and duties of a greater complexity have been assigned to them. In the event that it were determined that a reclassification is in order in accordance to this article, the employees shall maintain their occupational level 11, but they will receive a salary increase of fifty-five ($.55) cents per hour.

                                   ARTICLE 17
                                 PERSONNEL FILES

SECTION 1

      The official file for each employee is the file in the power of the Company under the custody of the Division of Records. The warnings, reprimands, or disciplinary actions imposed which do not appear in the official file, may not be utilized for any purpose.

SECTION 2

      Any employee may, after requesting and coordinating with his immediate supervisor, review his personnel file once a year.

SECTION 3

      In addition, the Company agrees to present the official personnel file when the employee has a grievance pending a hearing in the third stage of the Grievance Procedure and the employee has requested its presentation previously in writing, and when the employee understands that in the official file there appear charges which are not in agreement with the facts. The President or the member of the Board of Directors may examine the file of the employee at the third stage of the Grievance Procedure if the employee so allows it and if he is present. If there do not exist new documents in the personnel file since the last presentation, the Company will not be obligated to show the file once again.

SECTION 4

      In like manner, the Company agrees, to present the personnel file to all union members whose petition for promotion, transfer or change to a position with an lower salary grade has been denied and the employee requests in writing to examine his file and has a complaint pending in the third stage regarding his promotion, transfer or change to a position with a lower salary grade.

SECTION 5

      When, in the employee's file, after its presentation, there appear charges or documents which do not adjust themselves to the real facts, the Company, after investigating the facts, agrees to withdraw the documents presented and/or correct them if it were necessary. The disciplinary actions of the employee file shall not be considered for any purpose whatsoever after a period of five (5) years has elapsed since they were issued.

      At any moment in which the personnel file of the employee has to be taken out of the office where the custody of the same is found, to be utilized in any official procedure, the documents regarding disciplinary actions which were issued more than five (5) years ago shall be eliminated from said file.

SECTION 6

      The Company will send the Union and deliver to the corresponding delegate a copy of all disciplinary actions that are notified in writing to an employee included in the Bargaining Unit. The Company shall send the Union a copy of all personnel movement duly approved related to employees from the bargaining unit.

SECTION 7

      The Company shall not supply any person or entity foreign from it, information which arises from the personnel file of the employee, without his written authorization, unless there is the intervention a judicial mandate, in which case it shall be notified previously. When there is an intervening judicial or legal mandate, the employee shall be notified at the same time as the documents are handed over, unless the judicial order or the law expressly forbids it.

SECTION 8

      The employee shall be entitled to be supplied a copy of any document that is placed in his personnel file containing information relating his person.

                                   ARTICLE 18
                           WORK OF THE BARGAINING UNIT

SECTION 1

      The Company agrees that the personnel employed in the capacity of supervisor or non-supervisor which are not included within the Bargaining Unit, shall not carry out work assigned to employees within the Bargaining Unit, except in cases of emergency and/or circumstances where employees from the Bargaining Unit, as it is defined in this Agreement, are not available. Nothing of what has been previously stated shall limit the normal function of the management to instruct, train and direct the work of employees within the Bargaining Unit.

SECTION 2

      For purposes of this article "emergency cases" shall signify cases of Acts of God such as:

      a.    National Emergency

      b.    Hurricanes

      c.    Fires

      d.    Flooding

      e.    Earthquakes

      f. Cases of major breakdowns where the number of employees available is not sufficient and/or when they have not been able to correct it.

SECTION 3

      For the purpose of this article the concept "when employees from the Bargaining Unit are not available", shall mean circumstances such as the ones in which:

      a. They are required to work overtime and the personnel from the Bargaining Unit, of the required classification, is not available to work overtime.

      b. When work accrues in an abnormal fashion and the personnel belonging to the Union which is available is not sufficient to cover the needs of the service. This circumstance cannot justify carrying out work of the appropriate unit with personnel that is not from the unit at a specific site or in a specific classification for more than ninety
            (90) days.

      c. When due to the absence of personnel belonging to the union, the service is affected, requiring that other personnel perform the work.

      When the situations being considered in paragraphs b. and c. arise, the Company shall exhaust the resource of bringing personnel belonging to the Union which are available and in the same classification from other work centers of the Company belonging to the same department and located in the same geographical area where the need exists, as long as the operation of these other work centers is not affected.

      During the course of time of the process of exhausting the recourse of bringing personnel belonging to the union, the Company may take the necessary measures so that service is not interrupted as long as the implementation of those measures do not annul the purpose stated in the previous paragraph.

      It being understood, however, that the previous provision shall apply solely and exclusively when the situations considered in paragraphs b. and c. are due to or are the direct consequence of the normal outcome of the services rendered by the Company. It shall apply it under no circumstances when the situations considered in paragraphs b. and c. are the direct or indirect result of actions from personnel from the Bargaining Unit geared toward producing an abnormal accrual of work: such as slowdowns, abnormal or agreed upon absences from the Company's personnel belonging to the Union, or any action of the ones stated in the article regarding "No-Strike and No-Lockout" of the Collective Bargaining Agreement and/or disciplinary actions taken as a result of the conduct indicated above.

      The personnel belonging to the Union will carry out the work corresponding to them when the exceptions indicated in this article arise.

      The intention of the parties in this agreement is to prevent the managerial personnel from displacing personnel belonging to the union in their regular work and when working overtime, and at no time prohibiting that they carry out its operations as a public service enterprise in a normal fashion.

      This agreement does not have the intention of allowing the supervisors to perform work of the Bargaining Unit at all times.

SECTION 4

      The Company agrees that it shall not assign supervision, executive, managerial or confidential work to employees who belong to and are included in the Bargaining Unit.

                                   ARTICLE 19
                                HEALTH AND SAFETY

SECTION 1

      The Union and the Company agree that the health and safety conditions at work are a responsibility share between the employees and the Company.

      The Company agrees to provide safe working conditions and methods and to eliminate unsafe situations of work, in regard to which the Union agrees to cooperate with the Company.

SECTION 2

      The employees must comply with and follow the safety norms established by the Company, by the laws and/or by the regulations.

      The Company's requirement that requires employees to carry on their person in a visible place the identification card, crediting them as employees, shall be complied with by all the personnel. The cost of the identification card shall be paid for by the Company.

SECTION 3

      Any employee who suffers a work accident or who becomes ill during working hours and their injury or illness results in an emergency case where immediate medical or hospitalization services are required, shall be entitled, after the authorization of a supervisor, to have utilized for their transportation, any Company vehicle which is available and such vehicle may be driven by any person authorized to drive motor vehicles if the driver in charge of the vehicle is not available or accessible at the moment of the accident. In all investigations carried out by the Company regarding any possible violation to the present section, all the circumstances related to the emergency situation may be taken into consideration to determine any justificating or mitigating factor with regard to the possible violation.

SECTION 4

      The Company shall provide and maintain adequate sanitary facilities, as well as drinking water, and the Union shall promote the adequate use of said facilities.

SECTION 5

      The Company shall provide the Union with a copy of all the periodic reports that it submits to any government agency relating to occupational accidents.

SECTION 6

      The Company shall comply with all the applicable provisions of the laws and regulations and Puerto Rico and the federal ones administrated by the Department of Health or the Department of Labor and Human Resources with regard to work facilities and safety conditions.

SECTION 7

      In those cases in which the Company determines establishing new work centers, the Union shall be notified with thirty (30) days of prior notice, for the purpose its having the opportunity to examine the same before beginning operations in said centers and may express its observations and recommendations. In special cases, the Company and the Union will reach an agreement to establish the inspection within a lesser period of time.

SECTION 8

      The Company, through its Occupational Health and Safety Division, agrees to provide the Union with the work accident reports and studies performed by any laboratory on or prior to thirty (30) calendar days following the accident. In like manner, if the Company were to perform any inspection or study related to the health and safety of the members from the Bargaining Unit, a copy of the same shall be provided to them, if it were required, as long as said request specifies the study.

                                   ARTICLE 20
                              DRUG TESTING PROGRAM

SECTION 1

      The Union and the Company recognize that the use and abuse of controlled substances is an alarming problem in the country and affects the working force negatively. The Union, worried about the health and safety of its members, recognizes the risk to which its employees may be exposed due to the use and abuse of controlled substances.

SECTION 2

      The Company, aware of its responsibility to protect the health and safety of its employees and clients, as well as of its responsibility to watch out for the productivity and efficient rendering of the services that its employees rendered to the people, wishes to state its concern for the problem that the use and abuse of drugs by the employees represents.

SECTION 3

      For these purposes and to maintain a work environment free from the problems associated with the use and abuse of controlled substances; and to protect the health and safety of the employees covered in this Appropriate Unit, the parties, after a detailed and conscious analysis of all the elements involved in this problem, voluntarily and in free exercise of their contractual faculties in conformity to the law, agree that the Company may adopt a Controlled Substance Use Detection Program for the employees, in accordance to Act Number 59 of August 8, 1997.

      The guiding criteria of the Program shall be:

      - The protection of the confidentiality, civil and constitutional rights of the employees.

      -     Non-discrimination against the employee.

      - The identification of drug users for the purpose of providing the employees the opportunity for treatment and rehabilitation in conformity to the law, the Controlled Substance Use Detection Program for the Company Employees and the Company's programs for internal or external aid to the employee.

                                   ARTICLE 21
                            RESPECT AND CONSIDERATION

SECTION 1

      The Company and its functionaries obligate themselves to give to the employees and the Union the best treatment, respect and consideration possible for the purpose of maintaining the best relations between the employees, the Union and the Company.

SECTION 2

      The Union and the employees from the Bargaining Unit obligate themselves to observe toward the Company and its functionaries the best treatment, respect and consideration possible for the purpose of maintaining the best relations between the employees, the Union and the Company.

SECTION 3

      In any case in which the Union or an employee covered by this Agreement accused any personnel from the Company excluded from the Appropriate Unit of a violation to this Article and the award were to turn out to be favorable for the grievant, the same shall form part of the official personnel file of the managerial employee who violated this Article.

                                   ARTICLE 22
                                 BULLETIN BOARD

SECTION 1

      The Company shall allow the Union the use of bulletin boards in places to be determined by a mutual agreement between the parties.

      In these bulletin boards, there will be posed notices regarding:

      a. Summonses to meetings which will be limited to specifying the place, time and date of said activities.

      b.    Appointments of officers, committees and delegates.

      c. Results of negotiations, elections, grievances or matters which constitute common projects between the Company and the Union.

      d.    Social, union, recreational, educational or cultural activities.

SECTION 2

      The installation and cost of these bulletin boards shall be paid for by the Company.

SECTION 3

      It is agreed that the notices which are posted shall not contain material of proselytism, political or religious, or material which tends to slander, put down or affect the image of the Company or its functionaries.

      The Company shall not allow the posting of notices which are contrary to and in violation of this clause.

                                   ARTICLE 23
                              WORK DAY AND OVERTIME

SECTION 1

For the purpose of this Agreement, for the purpose of calculating overtime, the work week shall consist of forty (40) hours and the daily work day shall consist of eight (8) hours. The work week shall consist of five (5) days.

SECTION 2

No employee shall work overtime without first having received authorization from his immediate supervisor or from the immediate supervisors of his immediate supervisor. When the company determines that the service needs require working overtime, it may request from any employee that he work overtime and the employee shall work it, unless he can show that he has just cause for not working said overtime.

SECTION 3

The Company shall assign the overtime work without privileges in a fair and equitable manner and as long as it is operationally possible, the employees who request it voluntarily and the demands of the service shall be taken into consideration. The Company, to the degree that it is possible, for it to anticipate work beyond its regular work day, shall establish work shift calendars to inform its employees about the work shifts that they will be working.

SECTION 4

The overtime that the Company requires to be worked in excess of the forty (40) hours per week shall be paid at the rate of double time the rate paid for regular hours of work. The hours required by the Company to be worked in excess of eight (8) hours per day, shall be paid for at the rate of double the rate per hour paid for regular hours.

SECTION 5

When an employee is required to work outside of the place where he lives, the time during which the employee is not really working, such as, but without having this understood to be a limitation, the time for meal consumption, sleeping, etc., shall not be considered as time worked.

The Company will comply with the requirements of the Fair Labor Standard Act
(FSLA) in relation to travel time on temporary assignment.

SECTION 6

The employees who belong to the Union may enjoy a fifteen 15) minute rest during the course of each four (4) hour period of work as long as the service is not affected and the emergencies are dealt with. The Company shall schedule the manner in which the employees shall enjoy this rest period.

SECTION 7

The employee is entitled to enjoy one (1) hour for the consumption of meals, which must begin to be enjoyed no earlier than the end of the third hour nor later than the end of the fifth hour of his regular daily work shift. The time worked during the period destined for the consumption of meals shall be compensated at the rate at twice (2) the rate of the regular work hour.

SECTION 8

In the case of the meal consumption periods taking place outside of the employee's regular work schedule, said period shall be obviated (shall not be enjoyed), subject to his not working more than two (2) hours after the regular work day.

SECTION 9

The aforementioned does not have the effect of eliminating the right of an employee to enjoy his meal hour when at any given moment he works more than two
(2) hours beyond his regular work day. If these situations were to arise and the employee does not enjoy his meal consumption period, the Company shall be obligated to pay the penalty provided by the law for that particular hour.

SECTION 10

The provisions contained in this article shall apply solely to those employees of the Company covered by this Agreement who are not exempt or could be not exempt in the future due to any law, regulation, decree or any other provision whatsoever regarding the payment of additional compensation for overtime work hours.

                                   ARTICLE 24
                                 VACATION LEAVE

SECTION 1

      The personnel from the bargaining unit shall enjoy vacation leave in the following manner:

      a. Those employees who count with less than three (3) years of employment shall enjoy vacation leave during the effective period of this Collective Bargaining Agreement at the rate of one point seventy-five (1.75) working days for each month of work, equivalent to twenty-one (21) days per year.

      b. Those employees who count with three (3) years or more of employment but less than seven (7), shall enjoy vacation leave during the effective period of this Collective Bargaining Agreement at the rate of one point ninety-two (1.92) working days for each month of work, equivalent to twenty-three (23) days per year.

      c. Those employees who count with seven (7) years or more of employment but less than ten (10), shall enjoy vacation leave during the effective period of this Collective Bargaining Agreement at the rate of two point seventeen (2.17) working days for each month of work, equivalent to twenty-six (26) days per year.

      d. Employees who count with ten (10) years of more of employment shall enjoy vacation leave during the effective period of this Collective Bargaining Agreement, at the rate of two point five (2.5) working days for each month of work, equivalent to thirty (30) days per year.

To be entitled to enjoy the days of vacation leave pursuant to how it is previously provided for, during the month of work, the employee must have worked at least one hundred (100) hours of work during said month. The employee who works less than one hundred (100) hours in any month will enjoy vacation leave in proportion to the number of hours which he in fact worked during that month with regard to one hundred (100) hours; for example: if an employee who is entitled to enjoy vacation leave under clause b. of this section works seventy-five (75) hours in a particular month, he shall be entitled to enjoy in that month seventy-five percent (75%) of two (2) days on the basis of one working day of eight (8) hours, twelve (12) hours of vacation leave in that month. The employee will receive at the beginning of the enjoyment of his vacation leave the equivalent to the hours accrued on the basis of the aforementioned applicable formula multiplying by the regular basic rate of pay per hour for the employee.

SECTION 2

The vacation leave shall be taken during the twelve (12) month period following the date of the anniversary of the employee's entry. It being provided that if at the end of said twelve (12) month period it has not been possible to grant the employee the vacation leave that he should have enjoyed during the same, these shall be paid at double the regular rate per hour, and that vacation leave which was accrued during said twelve (12) month period shall begin to be enjoyed at the time when the aforementioned vacation leave is paid.

The Company shall determine the dates when the annual vacation leave period that is to be granted to each employee shall begin and end, paying attention in the first instance to the Company's operational needs. However, they will take into consideration, if this is possible, any observation made by the employee with regard to the date of his preference for taking his vacation leave. It being provided that if there are two or more interests of employees in conflict with regard to the date for taking vacation leave, the employee with the greater seniority shall have preference.

The Company may shut down, chargeable to vacation leave parts of its operations for the period of 24 to 31 of December. If the employee does not have sufficient accrued vacations the time will be advanced. Similarly the time will be advanced if the Christmas shut down causes the employee not to have sufficient accrued vacations to cover the ones that were on schedule.

SECTION 3

All employees shall be entitled to receive the equivalent of the vacation leave that they have accrued as of the date of their resignation or separation from the job in cash.

SECTION 4

The employee who is enjoying vacation leave shall not be called to work until he has finished said vacation leave, except in the case of emergency in which it has to be interrupted due to service needs. Upon finishing the work for which he was called, the employee shall enjoy the days of vacation leave that he has remaining, including the days in which he was called in to work.

SECTION 5

The period of time in which the employee covered by this Collective Bargaining Agreement is enjoying sick leave or vacation leave shall count for effect of this article solely as hours worked, once the employee has returned back to work.

SECTION 6

When an employee is enjoying annual vacation leave and becomes ill for a period of three (3) or more consecutive working days, it must be charged to sick leave, if the employee requests it and as long as the employee presents medical evidence, in conformity with Article 29, Section 5, (Sick Leave), that he is ill, in which case the employee upon ending his illness will continue the vacation leave for a period equivalent to the remaining of his authorized and unauthorized vacation leave.

SECTION 7

At the petition of the employee, the Company may schedule the annual vacation leave in two (2) or more separate periods within the same year in which the employee is entitled to enjoy the same.

SECTION 8

The employee may request the cash payment of his accrued vacation leave in excess of the maximum number of days of vacation leave established in Mandatory Decree Number 73, applicable to the communications industry. The granting of this request shall require an agreement between the Company, the employee and the union representative.

In order to create a bridge between a holiday ( as defined in the contract) and a weekend, the Company may shut down part of its operations and grant said days chargeable to regular accrued vacations. In the case that the employee does not have enough accrued vacations the time will be advanced. Similarly the time will be advanced if the shut down causes the employee not to have sufficient accrued vacations to cover the ones that were on schedule.

                                   ARTICLE 25
                              SPECIAL SPORTS LEAVE

SECTION 1

      It is agreed to grant a Special Sports Leave, in conformity to Act 49 of July 23, 1992, as amended, to the employees who qualify.

SECTION 2

      All employees who request this leave must count with the written certification from the Olympic Committee of Puerto Rico to represent Puerto Rico in Olympic Games, Panamerican Games, Central American Games or in regional or world championships.

SECTION 3

      All employees who are duly certified by the Puerto Rico Olympic Committee to represent Puerto Rico in the competitions listed in Section 2 of this article, shall present to the Company, with at least ten (10) days in advance to their going off to compete, a certified copy of the document crediting them to represent Puerto Rico in said competition, which shall contain information about the time that said athlete will be participating in the aforementioned competition.

SECTION 4

      The employee must submit to his immediate supervisor, within the first ten
(10) days of each month, a certification in which the time utilized in the Federation or in the Olympic Committee during the preceding month is stated.

SECTION 5

      The Company shall grant a bonus of $500.00 to each participating athlete who makes use of this leave for a period of at least five (5) days.

                                   ARTICLE 26
                                   SICK LEAVE

SECTION 1

The employees covered by this Collective Bargaining Agreement shall accrue sick leave at the rate of one and a half (1 1/2) working days for each month in which they have worked at least one hundred (100) hours of work. Those employees who work less than one hundred (100) hours in the month shall accrue sick leave in the proportion that the number of hours that they worked in the month has to one hundred (100) hours; in other words, if they work seventy-five (75) hours during the month, they shall accrue seventy-five percent (75%) of one and a half (1 1/2) of the working day on the basis of an eight (8) hour working day, in other words, nine hours of work.

The period of time in which the employee covered by this Collective Bargaining Agreement is enjoying sick leave or vacation leave shall count for the purpose of this article solely as hours worked once the employee has returned to work.

SECTION 2

The sick leave unused by the employee during the course of the year shall remain accrued for the following years up to a maximum of seventy-five (75) days for the purposes of liquidation provided in Section 3 and ninety (90) days for the purpose of this Section. As of the date of retirement to enjoy the benefit of the Company's pension plan or disability plan determined by Social Security, the employee shall be paid the accrued days of sick leave up to a maximum of ninety
(90) days. This benefit shall be calculated by multiplying by eight (8) the regular basic rate of pay per hour that the employee was receiving at the time of his retirement or disability.

SECTION 3

The Company shall pay on an annual basis the accrued sick leave in excess of seventy-five (75) days to which the employee is entitled, within an eight (8) week period from the anniversary of vacation leave, calculating by eight (8) the regular basic rate of pay per hour that the employee is receiving, at the rate of fifty percent (50%) during the first two (2) years of the effective period of this Collective Bargaining Agreement and at the rate of seventy-five percent (75%) the third year of effectiveness of the same.

SECTION 4

In the event of having to be absent from work due to any reason, the employee must let his immediate Supervisor know during the employee work shift.

SECTION 5

The employee who is absent due to illness in excess of two (2) days must present a medical certificate to his supervisor upon returning to work which specifies the date of the consultation with the physician and the estimate made by the physician as to the days that the employee must spend recovering. In the event that the employee continues ill for a period greater than three (3) days or more, the employee must get said certificate to his supervisor within the first three (3) days of absence from his job, except in the cases of Acts of God when he must make said certificate get there in the briefest time possible. The employee shall receive pay for the benefits provided in this article only when he complies with what is provided for in this section.

SECTION 6

The Company shall inform the employees on an annual basis about the balance of days of sick leave accrued.

                                   ARTICLE 27
                               EXTENDED SICK LEAVE

SECTION 1

      In the event that a regular employee is absent for a consecutive period greater than five (5) working days due to reasons of illness proven by means of a medical certificate that complies with the requirements provided in the article regarding Sick Leave, he shall receive benefits at the rate of one (1) week at full salary and three (3) weeks at half (1/2) salary for each year of service up to a maximum of thirteen (13) weeks at full salary and thirty-nine
(39) weeks at half (1/2) salary. In the event that the benefit under the Non-Occupational Disability Insurance Act (Act 139), were to turn out to be greater than the ones established herein, only the ones that are greater shall be granted.

SECTION 2

      The Company reserves for itself the right to have examined by physicians chosen by it, those cases that it deems necessary. The expenses for these examinations shall be paid for by the Company.

SECTION 3

      Any accident and/or illness of an occupational nature shall be excluded from the benefits provided in Section 1 of this article.

SECTION 4

      The first five (5) consecutive working days of absence prior to the enjoyment of prolonged sick leave shall be charged to the regular sick leave that the employee may have accrued.

SECTION 5

      To be entitled to the full accrual of the benefit considered in Section 1 of this article, during successive periods of illness, the employee must perform his functions, without any interruption whatsoever, during a thirteen (13) week period between one illness and another.

      For the purpose of this section, the following shall not be considered to be interrupting events: periods for Maternity Leave; Funeral Leave; Sports Leave; Jury Duty and Military Leave.

                                   ARTICLE 28
                             OCCUPATIONAL SICK LEAVE

SECTION 1

      Any regular employee who has to be absent due to an occupational accident or illness so certified by the State Insurance Fund, shall be entitled to receive his regular salary during the first twenty-six (26) weeks from the moment of the accident.

SECTION 2

      In the event that the employee is absent from his work in excess of the first twenty-six (26) weeks, the employee will be entitled to receive, in addition, half of his regular salary during the following thirty-five (35) weeks.

      If the employee were not discharged by the State Insurance Fund, after the sixty-one (61) weeks have elapsed since the date of the accident, at the written petition of the employee he shall have approved up to a maximum of seventeen
(17) additional weeks without salary, for purposes of holding on to the job, as long as he complies with the terms and conditions established by the law with regard to having had to been discharged and being physically and mentally capable to be able to exercise his job, among other requirements of law.

SECTION 3

      In exceptional cases, the Company, in its sole discretion and after a request on the part of the employee, with no less than thirty (30) days prior to the termination of the seventeen (17) week period without salary from the previous section, may carry out a medical evaluation of the employee to determine his health condition. If it were to consider it necessary, the Company could on the basis of deserving reasons and in its sole discretion, extend the period without pay for an additional term which shall not, in any case whatsoever, exceed four (4) weeks.

SECTION 4

      The Company shall deduct from this leave the per diems that the employee receives from the State Insurance Fund during this period.

SECTION 5

      In the event that any employee is absent from his job due to an alleged occupational accident or illness, and until the State Insurance Fund (SIF) issues a certification of causal relationship, the Company shall pay to him the benefits to which he is entitled under Act 139 (SINOT), in conformity to the following table:

                        W E E K S  O F  B E N E F I T S

 YEARS OF              FULL SALARY               HALF SALARY              SINOT
 SERVICE          ADJUSTMENT/SINOT COORD.   ADJUSTMENT/SINOT COORD.    COORDINATION
Less than 1                  -                          -                   26

    1                        1                          3                   22

    2                        2                          6                   18

    3                        3                          9                   14

    4                        4                         12                   10

    5                        5                         15                    6

    6                        6                         18                    2

7 or more                    7                         19                    -

      Once the SIF issues a certification of causal relationship, the Company will charge to the Occupational Sick Leave provided in this article and credit the benefits paid during said period to the Extended Illness Leave, accrued by the employee.

      In the case of employees who do not have the non-occupational disability benefits in their entirety, the benefits remaining under Act 139 in conformity to this table shall be paid. It being explained that the SINOT and the SIF benefits are mutually excluding between one and the other; in other words, that the employee cannot receive both benefits at the same time.

                                   ARTICLE 29
                                 MATERNITY LEAVE

SECTION 1

      All employees who are pregnant shall be entitled to a rest period of four
(4) weeks before and four (4) weeks after the birth, with full pay at the rate of their regular salary.

SECTION 2

      The employee may choose to take up to one week of prenatal rest and extend it up to seven (7) weeks the post natal rest to which she is entitled as long as she presents to her supervisor with a medical certification crediting that she is in condition of working up to one week before the birth.

SECTION 3

      If the employee were to suffer a complication after the birth which prevented her from working for a term that exceeds four (4) weeks, to be counted from the day of the birth, the Company will grant an additional rest period for a term which shall not exceed fifteen (15) additional weeks without pay, as long as prior to the expiration of the rest period the employee presents a medical certification crediting such complication. It being provided that the employee may charge the fifteen (15) weeks either in their entirety or partly to her sick leave or accrued vacation leave, until completing said fifteen (15) weeks.

SECTION 4

      The employee who adopts an infant (less than 7 years old) in accordance to the effective legislation and procedures, shall be entitled from the presentation of the documents crediting this fact onwards, to the same benefits for Maternity Leave which an employee who delivers a baby enjoys.

SECTION 5

      With one (1) month prior to the beginning of the leave, the employee shall present to the Company a medical certification crediting her pregnancy and indicating the probable date of delivery. Upon complying with this requirement, the employee shall receive the pay corresponding to her as provided in Section 1, in advance, at the moment that she begins to enjoy this leave.

SECTION 6

      The employee who suffers a miscarriage shall be entitled to and can claim the same benefits enjoyed by the employee who has a normal delivery. However, to be credited such benefits, the miscarriage must be one of such nature that it produces the same physiological effects that regularly arise as a result of the delivery, in accordance to the decree and certification of the physician attending her during the miscarriage. Said benefit shall be from the miscarriage onwards.

SECTION 7

      All female regular employees, when they return to their job, after enjoying this leave, shall be entitled to a period of thirty (30) free minutes with pay at the beginning of their regular work shift during a period of five
(5) working days.

                                   ARTICLE 30
                                LEAVE WITHOUT PAY
                                FOR UNION AFFAIRS

SECTION 1

      The Company and the Union will reach an agreement about the time without pay to be granted to personnel designated by the Union to attend a workers convention or another worker activity.

SECTION 2

      The Union shall notify in writing, the immediate supervisor, with copy to the Department of Labor and Employee Affairs, with at least five (5) working days of prior notice, the personnel appointed and the probable duration of the absence.

SECTION 3

      The Union agrees that, when making its petition for free time for Union activities, it shall give the proper consideration to the number of employees affected so that there will not be no interruption of the Company's operations due to the lack of available personnel.

SECTION 4

      The time that any employee is on Union Affairs Leave shall be considered as service time for purposes of seniority.

      The employee, upon his reinstatement to the Company, shall be entitled to the occupational level and salary corresponding to him as if he had been working.

SECTION 5

      The Company and the Union agree that the time that an employee belonging to the union is on union leave due to his occupying a position in the Board of Directors of the Union shall be acknowledged as service for purposes of retirement, and it shall not exceed seven (7) at the same time.

SECTION 6

      This benefit shall be made extensive to all those employees belonging to the union who have served as members of the Board of Directors of the Independent Union of Telephone Employees from its foundation in 1971 onwards and which as of the date of the signature of this Agreement continue as regular employees and members of the Union.

                                   ARTICLE 31
                    LEAVE FOR ADMINISTRATIVE FUNCTIONS OF THE
                         COLLECTIVE BARGAINING AGREEMENT

SECTION 1

      The Company shall grant five (5) Union Leaves with pay to the Union to handle worker-employer matters between the Company, the Union and the union members. It being understood that with regard to this leave, PRTC shall only pay the sum of the salaries, minus the corresponding deductions of law with the Union having to pay the fringe benefits and any other deduction or contribution.

SECTION 2

      Union Leave with pay shall be understood to mean that P.R.T.C. will pay his net monthly salary to the employee enjoying said Leave, Christmas bonus and the Company's contribution to the health plan. It being understood that with regard to the Union Leave with Pay as well as the Union Leave without Pay the benefits for Sick Leave, Vacation Leave and any other benefits, deductions or contributions shall be agreed upon internally between said employee and the Union, and in no case whatsoever shall they be paid as an additional and separate compensation from the salary by the Company.

SECTION 3

      These leaves do not imply an obligation of payment for the concept of per diems, lodging, mileage, transfers, overtime, differentials, assistance for studies, scholarships and other benefits provided by the Collective Bargaining Agreement, but the time of service on Union Leave shall be acknowledged for purposes of retirement and seniority, as if it were time worked.

SECTION 4

      In the event that any Section of this article were to be declared invalid or illegal by a Court with jurisdiction, the parties bind themselves to enter into immediate negotiations for the purpose of agreeing a substitute provision, mutually satisfactory for such article or section.

                                   ARTICLE 32
                                 MILITARY LEAVE

SECTION 1

      Any regular employee who joins the military service shall enjoy all the rights provided by Public Act Number 756 of the United States Congress, as it has been or may be subsequently amended.

SECTION 2

      When a regular employee renders temporary services in the Puerto Rico National Guard in conformity to the relevant provisions of Act Number 62, Military Code of June 23, 1969 (Puerto Rico Military Code) or in the Reserves of the Armed Forces of the United States, pursuant to the United States Military Code, he shall be entitled to a leave with salary of up to a maximum of thirty
(30) days in a natural year to attend the annual exercises.

                                   ARTICLE 33
                                LEAVE WITHOUT PAY

SECTION 1

      All employees who wish leave without pay to be absent from their job shall request a written permission from the Company by sending a copy of his petition to the President of the Union. It will be at the discretion of the Company to grant said leave without pay.

SECTION 2

      All employees who are authorized leave without pay, once they have returned to work, shall be obligated to pay to the Union the dues not paid during the period of said leave, in monthly installments equivalent to the period of the leave without pay granted, until the debt is liquidated. This deduction shall be in addition to their regular dues, and the Union will request it from the Company in writing.

SECTION 3

      The leave without pay may be extended up to a maximum of six (6) months on the basis of the merits of the case and after a study is carried out by the Company.

SECTION 4

      The purpose of this Leave shall not be that of allowing an employee to try another job to change employment or to make a profit.

SECTION 5

      One employee for each department in each work center may receive the benefits of leave without pay. One same employee cannot request leave without pay in two (2) consecutive years. If there are extraordinary circumstances involved and the applicant can show the merits of his petition, the Company may leave without effect the limitations indicated in this section as long as the service is not affected.

SECTION 6

      During the time that the leave lasts, the Company shall guarantee the employees the following benefits:

      a)    Health Plan

      b) Being retained in his same position or an equivalent position, with the same salary, employment benefits and conditions that he used to have. The use of this leave shall not result in the loss of seniority or accrued benefits as of the date of effectiveness of the same.

                                   ARTICLE 34
                           FAMILY-MEDICAL LEAVE (FMLA)

SECTION 1

      The employees covered by this Collective Bargaining Agreement may be eligible for a family-medical leave without salary, as long as they fulfil the requirements provided in the Family and Medical Leave Act of 1993 (FMLA) and the regulations promulgated under the same. Said legislation shall rule the benefits to be granted under the same.

SECTION 2

      The Company will consider requests for leave without pay under the terms and conditions of the Family Medical Leave Act, for the birth or care of a child, for the adoption or the custody of a child, or for the care of a spouse, children or parents, due to a serious health ailment which requires prolonged treatment through medical diagnosis or for the serious illness of the employee himself, which prevents him from fulfilling his functions or for other additional reasons, as long as the Company considers that the same justify the granting of a leave without pay.

SECTION 3

      This leave shall not be greater than twelve (12) working weeks within a period of twelve (12) months. Only those employees who have worked for the Company no lesser than twelve (12) months and who have rendered no lesser than 1,250 hours of service during the twelve (12) months prior to the request for said leave may apply for this leave. They must submit their request with thirty
(30) days of advance notice before the foreseeable date of the effectiveness of the leave, except in cases of emergency. The Company may require medical certification in the cases in which the leave is due to reasons of a serious health ailment. In addition, it may require second and third medical opinions (paid for by the Company) and qualification evaluations for the performance of their functions before the employee returns to work.

      In cases where both spouses work in the Company and both are eligible for the family-medical leave, they will be allowed to take a combined leave for a total of 12 weeks of family-medical leave during the 12 week period, applicable for each qualifying event. In the cases where the husband or wife make use of a portion of the total of 12 weeks of the family-medical leave for a qualifying event, the husband and the wife shall be entitled to the difference between the number that he or she took individually and 12 weeks of family-medical leave for another purpose.

      The total period of this leave shall be twelve (12) weeks of work within a period of twelve (12) months, calculated in a twelve (12) month rolling form. Any other leave granted under this Collective Bargaining Agreement with or without pay, which is eligible under the Family and Medical Leave Act, will run concurrently with this Family-Medical Leave.

SECTION 4

      During the time that the employee is enjoying this Family-Medical Leave, the Company will guarantee the medical plan and the insurance to which the employee is subscribed. In turn, it will guarantee the retention of his same position or an equivalent position, with the same salary, employment benefits and conditions that he used to have. The use of this leave will not result in the loss of seniority or accrued benefits as of the date of effectiveness of the same.

SECTION 5

      The employees, while they are on leave, shall be considered as having been dismissed from the job, if they accept work with another employer who is dedicated to business for the purpose of profit and/or who request unemployment compensation.

SECTION 6

      When granting this twelve (12) week leave, at the request of the employee, the Company may, in its sole discretion, grant the leave provided by Article 36, Leave Without Salary.

SECTION 7

      The provisions of this article are not subject to the grievance or arbitration procedure of the Collective Bargaining Agreement except for cases of reinstatement to the job by employees making use of the leave.

                                   ARTICLE 35
                                  FUNERAL LEAVE

SECTION 1

      All regular employees shall be entitled to enjoy a permit with salary for funerals lasting three (3) working days from the date of the death of any of their natural parents or foster parents (one excludes the other), of his spouse, of children or of siblings and one day in the event of the death of grandparents and in-laws.

SECTION 2

      In the event of the death of the natural or foster parents (one excludes the other), of his spouse, of children and siblings and the funeral took place outside of Puerto Rico, the employee may enjoy a leave with salary of up to five
(5) working days from the date of the death to travel to the place of the burial.

SECTION 3

      In the event that an employee needs additional time, the Company shall grant the same with charge to the vacation leave that the employee has accrued.

SECTION 4

      The Company may require evidence of the death, as well as of the burial and the trip outside the country.

                                   ARTICLE 36
                           LEAVE FOR JUDICIAL PURPOSES

SECTION 1

All regular employees shall be entitled to enjoy a permit with salary for the time that is required by a court of justice to serve as jury.

Jury duty shall be with salary a case per year.

SECTION 2

The Company shall pay the regular salary of an employee who is officially subpoenaed by the district attorney's office or by a court of justice or an administrative agency for a quasi-judicial proceeding to appear as a witness in a criminal case for all the regular working hours which said subpoena prevents the employee from showing up at his work. The employee must inform his immediate supervisor about said subpoena with at least two (2) days of prior notice unless he is subpoenaed within a lesser period. The employee must return to his work immediately as soon as he ends his interview with the district attorney, or be excused by the court. The employee must present written evidence of the subpoena, as well as of his appearance before the district attorney and/or the court.

SECTION 3

When an employee who has been officially subpoenaed to appear before any court of justice, district attorney, administrative entity or government agency which is not covered by the two (2) previous sections, he shall be entitled to enjoy leave without pay for the time during which said official subpoenas prevent him from showing up at his regular work day. The employee may, at his option, charge this time to vacation leave.

SECTION 4

When an employee is subpoenaed, arraigned or accused due to the alleged commission of a criminal act allegedly committed during his working hours, the days utilized to appear in court or at the citations, at the request of the employee, shall be charged to his accrued and unenjoyed regular vacation leave or in its defect he shall be granted leave without pay, as long as he presents evidence of the appearances. It being provided that if he were exonerated or the crime of which he is accused is filed, such days shall be paid to him and the time shall be taken into consideration for all purposes of the law and the Collective Bargaining Agreement as time which has been worked.

                                   ARTICLE 37
                                    PER DIEMS

SECTION 1

Per diems are understood to be the expenses for meals and lodging in which the employees incur when they are required to work outside of the municipality where their work center is normally located or vice-versa and of hours outside their regular work day where their work center is normally located.

SECTION 2

When an employee is required to work in a place outside of the municipality where his work center is normally located for a period not greater than one day, the Company shall pay expenses for meal and lodgings up to the amount and under the conditions specified further on:

      a. If he leaves on or before 6:00 a.m. and returns on or after 8:00 a.m. of the same day, for breakfast the first year of the Collective Bargaining Agreement five dollars ($5.00) shall be paid, and five dollars and fifty cents ($5.50) the second and third years.

      b. If he leaves on or after 8:00 a.m. and returns on or after 1:00 p.m. of the same day, eight dollars and fifty cents ($8.50) shall be paid for lunch, during first year of the Collective Bargaining Agreement, and nine dollars ($9.00) during the second and third years.

      c. If he leaves on or after 1:00 p.m. and returns on or after 7:00 p.m. of the same day, eight dollars and fifty cents ($8.50) shall be paid for dinner during first year of the Collective Bargaining Agreement, and nine dollars ($9.00) during the second and third years.

      d. If the employee were required to spend the night, he shall be entitled to lodging and seventy dollars ($70.00) shall be paid during the three
(3) years of the Collective Bargaining Agreement.

SECTION 3

The employees who travel to the Islands of Vieques and/or Culebra shall receive for the concept of per diems, the following amounts, during the three years of the Collective Bargaining Agreement:

Breakfast              Lunch               Dinner
---------              -----               ------
 $ 5.50                $9.00               $ 9.00

SECTION 4

In the event that an employee has to work in a place outside of the municipality where the employee's work center is normally located for a period greater than one day, during which term of time the employee has to have his meals and sleep in said place, the Company shall pay the amount of ninety-two dollars ($92.00) daily during the first year of the Collective Bargaining Agreement, ninety-three dollars and fifty cents ($93.50) daily during the second and third years, an amount which will cover all the expenses in which the employee incurs and for which amount the employee will not have to present a receipt or vouchers. In addition, if he were required to work up to beyond seven (7) hours from the end of his working day, he shall be paid a per diem for the amount of $8.50 during the first year of the Collective Bargaining Agreement, $9.00 during the second and third years.

SECTION 5

For purposes of this article, the municipalities comprised in the Metropolitan Telephone Area are considered as one single work center, which are the following: San Juan, Santurce, Hato Rey, Rio Piedras, Pueblo Viejo, Puerto Nuevo, Caparra, Guaynabo, Levittown, Catano, Bayamon, Carolina, Trujillo Alto, Isla Verde and any other area within those boundaries.

SECTION 6

Expenses for the concept of per diems will be reimbursed to employees who are working in the municipality where their work center is normally located, under the following circumstances:

      a. To the employees who work exclusively in the dawn work shifts which are the work shifts that regularly end after 12:00 midnight, they shall be paid five dollars ($5.00) for a snack during the first year of the Collective Bargaining Agreement and five dollars and fifty cents ($5.50) during the second and third years.

      b. In the case of employees who work any (daily) schedule of eight (8) hours and are required to continue working for more than an hour and a half (1 1/2), they shall be paid a per diem for the amount of eight dollars and fifty cents ($8.50) during the first year of the Collective Bargaining Agreement and nine dollars ($9.00) during the second and third years.

      c. In those cases in which the employees are required to work in some place outside the municipality where their Work Center is normally located and once they return to their work center, or vice-versa, and they are required to continue working consecutively for more than one hour and a half (1 1/2) they shall be paid the per diem of eight dollars and fifty cents ($8.50) during the first year of the Collective Bargaining Agreement and nine dollars ($9.00) during the second and third years provided herein. In the event that the employee is required to work outside the municipality where his work center is normally located and after the employee working there his regular day he is required to continue working consecutively in said place for more than one hour and a half (1 1/2), he shall be paid a per diem of eight dollars and fifty cents ($8.50) during the first year of the Collective Bargaining Agreement and nine dollars ($9.00) during the second and third years.

If the employee continues working up to beyond the seven hours (7) from the end of his daily eight (8) hour work shift, he shall be paid a second per diem.

The time in which the employee incurs in the consumption of meals shall not be considered as time worked and the employee shall not receive pay for said time.

SECTION 7

In those cases where an employee is required to work outside of the municipality where his work center is normally located and during this period of time there are holidays between two (2) working days, the Company shall pay per diems and lodging for said holidays.

In those situations in which an employee is required to report at work on a Monday at 8:00 a.m. outside of the municipality where his work center is normally located, the Company will pay the lodging for the previous day according to the terms of this article, as long as the employee is authorized to spend the night in lodging during the previous Sunday.

In those cases where an employee is required to work outside of the municipality where his work center is normally located and he becomes ill during this time, the Company will be obligated to pay the per diems provided in this article, as long as the employee spends the night in the lodging in the municipality where he is required to work and complies with the provisions of the article regarding Sick Leave and never for a period in excess of two (2) days.

SECTION 8

The following employees shall be entitled to the per diem which is provided further ahead:

      a. All employees regularly assigned to Bayamon, Levittown or Catano who are required to work temporarily in Carolina, Isla Verde or Trujillo Alto, and in like manner, all employees assigned regularly to Carolina, Isla Verde or Trujillo Alto who are required to work temporarily in Bayamon, Levittown or Catano.

      b. All employees regularly assigned to Bayamon, Levittown or Catano when they are required to attend training at the Technical Training Center
(TTC), while the same is located at Las Virtudes; it being provided that if said Training Center were to be relocated, the parties will renegotiate this Clause.

In these cases, a per diem of eight dollars and fifty cents ($8.50) shall be paid during the first year of the Collective Bargaining Agreement and nine dollars $9.00 during the second and third years for each day that they work temporarily up to a maximum period of thirty (30) calendar days. Upon finishing the temporary assignment, the aforementioned per diem for each day worked shall be suspended and the employees shall be reassigned to their work center of origin or shall be regularly reassigned to the work center where they are rendering their services temporarily. The Company may extend the temporary period for an additional period in which case the employees shall continue receiving the per diem of eight dollars and fifty cents ($8.50) during the first year of the Collective Bargaining Agreement and nine dollars ($9.00) during the second and third years until the Company determines that the work that had been assigned to them had concluded.

SECTION 9

All employees whom the Company requires to attend to testify in its favor at hearings at the Department of Consumer Affairs (DACO), Public Service Commission and/or any other government agency, whether state or federal and/or state or federal court, shall receive the per diems in conformity to Section 2 of this article.

SECTION 10

Nothing in this article shall be construed in a manner that may imply the payment of per diem for more than one concept (pyramidal payment).

SECTION 11

In the event that an employee is required to travel outside of Puerto Rico, the Company will pay the expenses for meals, as provided in Section 2 of this article and the lodging shall be for the cost of the same, pursuant to a receipt with previous authorization on the part of the Company.

SECTION 12

The Company shall be retaining in the origin all deductions that correspond in law or regulation.

                                   ARTICLE 38
                                 TRANSPORTATION

SECTION 1

When an employee is required to work at a place outside of where his work center is normally located, the Company, as the case may be, shall supply the transportation, pay the transportation expenses in which he incurs in advance or reimburse them, in accordance to what is being provided further on.

SECTION 2

The transportation expenses must be approved and paid by the Company prior to incurring in them, it being provided that transportation expenses which an employee normally incurs in going and/or coming (from his residence) to his work center shall not be considered to be reimbursable expenses; in addition, expenses for transportation shall not be paid when the transportation is supplied by the Company.

SECTION 3

The employees authorized to utilize their private vehicles shall be paid at the rate of thirty-nine ($0.39) cents per mile for vehicles without public liability insurance and forty-three ($0.43) cents per mile for vehicles with public liability insurance. To determine the miles for the purposes of claiming the payment, the distance tables between the towns prepared by the Highway Authority and that of the Metropolitan Area prepared by the Company shall be used. When the distance tables cannot be applied, the reimbursement system will be utilized and the employee must inform the distance traveled.

SECTION 4

When the Company orders an employee to carry out an official trip due to service needs or when it assigns him to some temporary duties outside of his regular work center, it shall provide said employee with the means of transportation from his work center, or instead, it shall pay him the transportation expenses in advance for the miles he has to travel on said official trip or for the ones that he may have to travel due to the temporary assignment from his regular work center.

This section applies only when the employee shows up at his regular work center and is sent to work to another place on the same day.

SECTION 5

When the Company requires an employee to travel directly from his house to another work center to which he has been temporarily assigned, the Company will pay said employee for the miles of distance that exist between his regular work center and the center to which he has been temporarily assigned. The assignments requested by the employee are excluded from the benefits of this section.

SECTION 6

When an employee is required to utilize public transportation, he shall be reimbursed in accordance to the effective rate in the transportation means utilized. He will not be reimbursed on the basis of the rate for one means when the means utilized is another one. The use of taxis shall be conditioned to the employee's presenting together, with the petition for reimbursement, the following information: taxi license, name of the taxi line and the number of the taxi.

SECTION 7

To be entitled to the payment or to the reimbursement of any expense provided in this article, the employee must complete the forms established by the Company for this purpose.

SECTION 8

When the Company determines, on the basis of he need, to permanently transfer an employee from one municipality to another and as a result of said transfer, the employee changes his residence to the municipality to which he has been transferred, the Company shall compensate for the following expenses:

      a. Moving expenses really incurred in which must be approved previously and justified by a receipt signed by the moving company.

      b. Transportation expenses, and per diems and lodging expenses in conformity to the terms of this Agreement during the time that the employee has to travel to the new work area until he transfers his residence permanently, for a period of up to thirty (30) working days from the effective date of the transfer. If the employee has not moved within the sixty (60) days following the transfer, he will only be entitled to the benefits provided in Section 9 of this article and therefore must return what he has been paid in excess.

Permanent transfers carried out within the limits of the boundaries of San Juan, Santurce, Hato Rey, Rio Piedras, Pueblo Viejo, Puerto Nuevo and Caparra and any other area within those boundaries, are excluded from the benefits of this section, as well as the transfers carried out at the employee's request.

SECTION 9

When due to service need, the Company determines to permanently transfer an employee from one municipality to another and the employee does not move his residence, he shall be entitled to receive transportation expenses and per diems for a period of thirty (30) working days for the excess miles of distance, if any, that he has to travel between his old regular work center and his residence and his new regular work center and his residence. This shall be measured by highway through the closest route.

SECTION 10

For exclusive purposes of this article, transfer shall be understood to mean:

      a. Any permanent change from one municipality to another as long as the employee continues in his same occupational classification.

      b. Each one of the following areas shall be considered as a municipality:

                  1)    San Juan-Santurce-Isla Verde

                  2)    Hato Rey-Rio Piedras

                  3)    Pueblo Viejo (includes Caparra and Puerto Nuevo)

      c. In addition, the Levittown area shall be included in the municipality of Catano.

SECTION 11

For the exclusive purposes of transfers motivated by relocation of work center, the telephone metropolitan area shall be considered as one single municipality including all of the following: San Juan, Santurce, Hato Rey, Rio Piedras, Guaynabo, Pueblo Viejo, Levittown, Catano, Bayamon, Carolina, Trujillo Alto, Isla Verde and any other area within those boundaries. However, any employee regularly assigned to Bayamon, Levittown or Catano who is permanently transferred to Carolina, Isla Verde or Trujillo Alto or vice versa, shall be entitled to mileage during the term provided in this article.

SECTION 12

The transfers that occur at the petition of the employee are excluded from the benefits of this article.

SECTION 13

In the event that the Company adopts a mileage payment policy that is superior to the one established in this Agreement to be applicable to non-covered employees, said policy shall be applicable to the Bargaining Unit.

SECTION 14

      a. The employees who are assigned to work in a municipality or place on the Island in which it is proven that there exists no adequate lodging and who are authorized by the Company to lodge in another nearby municipality where there is adequate lodging, shall be entitled to receive the benefits mentioned in this article relating to the transportation from the authorized lodging to the assigned work center.

      b. When the employees are assigned to work temporarily outside of their regular work area in a municipality or place on the Island where they are required to spend the night in said place, the Company must provide adequate transportation.

SECTION 15

The employees from the Traffic Department who work night work shifts and who end their work shifts between 10:00 P.M. and 12:00 midnight, shall receive pay for transportation for the amount of $4.25.

SECTION 16

The provisions of this article, except Section 5, shall apply to the Installers/Testers of equipment for the Central Office who report to their work center and who during the course of that day are required to work at another work center.

SECTION 17

The Company shall be retaining in the origin all deductions that correspond in law or regulation.

                                   ARTICLE 39
                               USE OF AUTOMOBILES

SECTION 1

In all the cases where an employee is required to use his automobile in official endeavors of his job, due to the fact that there is no fleet vehicle available or that his duty so demands it, the Company shall answer for the damages to property belonging to third parties and bodily damages to third persons which may have arisen as a result of an accident due to the utilization of said automobile.

SECTION 2

The employee shall have to notify the police immediately and his immediate Supervisor as soon as possible (within 24 hours) and shall remain at the site of the events, until the police arrive and render the corresponding report, except when it is not feasible. The employee shall proceed in accordance with the Company Practice FI-455 of October 1, 2001 Vehicle Accident Reporting Procedure with Property Damage and/or Bodily Injuries (including Form F-603 revise), shall submit an automobile accident report (Form F-603, revised) with the signature of his immediate supervisor, indicating the case number and any other report required by the Company.

                                   ARTICLE 40
                   HOLIDAYS AND HOLIDAYS GRANTED OFF WITH PAY

SECTION 1

      The regular employees covered by this Collective Bargaining Agreement shall receive pay for all the regular work hours and shall enjoy free time with pay with the exceptions provided in this article on the following holidays:

1.  January 1st.                      New Year's Day
2.  January 6th                       Three Kings Day
3.  Second Monday in January*         Eugenio Maria de Hostos Day
4.  Third Monday in January           Martin Luther King Day
5.  Third Monday in February          George Washington Day
6.  March 22*                         Abolition of Slavery Day
7.  Movable                           Good Friday
8.  Third Monday in April*            Jose de Diego Day
9.  Last Monday in May                Memorial Day
10. July 4                            U.S. Independence Day
11. Third Monday in July*             Luis Munoz Rivera Day
12. July 25                           Commonwealth of Puerto Rico
                                      Constitution Day
13. July 27*                          Jose Celso Barbosa Day
14. First Monday in                   Labor Day
    September
15. October 12                        Discovery of America Day
16. First Tuesday in November         General Election Day (every 4 years)
17. November 11                       Veterans Day
18. November 19*                      Discovery of P.R. Day
19. 4th Thursday in                   Thanksgiving Day
    November
20. December 25                       Christmas Day
21. Individual                        The Employee's birthday

      If any of the aforementioned days were to be changed by means of legislation, this article shall be understood to have been amended to that effect.

      If during the effective period of this Collective Bargaining Agreement, the Legislature of Puerto Rico or the United States decrees a holiday by law, which is applicable to PRT, the Company and the UIET shall meet to discuss the importance of the event and convenience of considering the new holiday.

      Whenever the aforementioned days fall on a Sunday, the next day shall be considered a holiday.

      When one of the holidays acknowledged in this article coincides with another holiday, the following working day shall be considered as a holiday for all purposes.

SECTION 2

      The regular personnel required by the Company to work on holidays, shall receive, in addition to their basic pay, pay at time and a half for each hour worked, with the exception of what is provided for in Section 5 of this article.

      It being provided that when the birthday coincides with another day outside of his regular work schedule or with another holiday, his next working day shall be considered, for all the purposes of this Agreement as his birthday.

SECTION 3

      To be able to be entitled to pay for the holiday, the employees will have to have worked the last work day previously assigned, as well as the assigned work day after a holiday. The employee who is absent during the previous assigned work day and/or after a holiday and does not receive any pay whatsoever from the Company during said absence shall not receive any pay for the holiday. A duly justified absence on such days, which entitles him to receive pay during said absence, shall also receive pay for the holiday.

SECTION 4

      The holidays with rights to pay as specified in the preceding paragraph are those which coincide with the regular assigned work day. When a holiday of the ones listed in this article is celebrated during the days from Monday through Friday of any week and said holiday coincides with the employee's day off during irregular work shifts, the employee shall be compensated for said holiday in harmony with this article.

SECTION 5

      Those employees who voluntarily are willing to work the holidays marked with asterisks (*), may request waiving the receipt of the payment at one and a half times the hourly rate provided in Section 1 and substitute it for the enjoyment of free time equal to that worked up to a maximum of eight (8) hours, under the following criterion:

      1. The employee shall request in writing, before the year begins, the dates when he will enjoy the holidays off with pay marked with an asterisk in Section 1.

      2. Upon granting the employee holidays with pay, the Company will take into consideration, principally, the service needs.

      3. The holidays with pay shall be enjoyed and compensated in accordance to the regular work schedule of each employee (8 hours).

      4. The Company will schedule, in the same manner and criteria which it establishes the regular vacation leave program, the enjoyment calendar of the holidays granted off with pay which the employee voluntarily requests.

      5. The employee who works the holiday granted off with pay, previously scheduled, shall have the option that the same be paid in accordance to what is provided in Section 1 or shall have the option of the enjoyment of said day off with pay to be rescheduled within a period no larger than ninety (90) days from the day when he worked it.

      6. The holidays granted off with pay shall be enjoyed in accordance to the annual program. These days may not be postponed for enjoyment during the following year. A holiday granted off with pay may be fractioned for its enjoyment into two (2) periods of four (4) consecutive hours, at the request of the employee.

      7. At the request of the employee during the course of the year, these days may be rescheduled on days which have not been previously selected by other employees, as long as the service needs so allow it. The employee must present a request for change with at least forty-eight (48) hours of advance notice, prior to the day originally scheduled.

                                   ARTICLE 41
                                   HEALTH PLAN

SECTION 1

During the effective period of this Collective Bargaining Agreement, the Company commits itself to provide a health plan with the same benefits provided by the health plan that was in effect at the time of the signing of this Collective Bargaining Agreement, including benefits such as kerectomy, chiropractors, psychologists and vaccines (Hepatitis A and B and boosters for children), hearing test, podiatric and tele-consultation program with the coverage's, deductibles and limitations provided in the plan. Shall be reimburse at the cost of the treatment in Puerto Rico. In case of an emergency during a trip abroad , the reimbursement not be limited at the treatment in Puerto Rico. The Company will not pay for the medical plan for any optional dependant. The employee shall select one of the following alternatives offered by the medical service provider and will contribute on a bi-weekly basis the amounts indicated below in accordance to his selection:

                                            Contribution during the effective period of this
                                                    Collective Bargaining Agreement
                                                    -------------------------------
a. Basic (H-MQ-A) + Major
   Medical (M-3) + Pharmacy                                    $2.70

b. Basic (H-MQ-A) + Major
   Medical (M-3) + Dental (D-49)                               $2.72

c. Basic (H-MQ-A) + Major
   Medical (M-3) + Dental (D-49)                               $6.54
   + Pharmacy

Brand medicines will have a deductible of $8.00 each during the first two years of this agreement and $9.00 each during the third year of this agreement.

The over the counter medications or medications without federal brochure shall have a deductible at the rate of $3.00 for each one of them prescribed.

SECTION 2

The employee, when signing the application form provided by the company providing medical services, shall accept the terms and conditions imposed by this Company. The Union and the employee accept that the terms and conditions of the Medical Plan selected are not negotiable. The employee must remain in the alternative selected until there is a Plan anniversary, on which date the employee may change from one of the three alternatives to another one.

SECTION 3

Every month the Company shall send the provider of medical services the corresponding total contributions while the employee remains on active employment with the Company, in other words, that the Company will cease its contribution when the employee due to any reason is fired, laid off or while he is suspended for more than thirty (30) days.

SECTION 4

The Union authorizes the individual deduction of each employee member of the Union of the corresponding contribution according to the alternative selected by the employee, according to how it is provided for in Section 1 of this article.

SECTION 5

To obtain the hospitalization services for mental health conditions which are related to the rehabilitation for the abuse of substances (drugs) and alcohol through the medical plan, the employees must request the services of the Employee Assistance Program (EAP) from the Company and obtain a pre-authorization from them. If the services are not requested and if the EAP pre-authorization is not obtained, the benefits will not be covered and the payment shall be the responsibility of the employee. This requirement applies to the employee covered by the medical plan.

If the employee were hospitalized and it is determined that it is for use or abuse of substances or alcohol, the subsequent hospitalizations and ambulatory treatments must also be pre-authorized by the EAP.

SECTION 6

The Union and the employees belonging to the union also agree and commit themselves to the adequate use of the medical plan.

SECTION 7

The Company may modify the effective Medical Health Plan at the termination of the Collective Bargaining Agreement, in which case, if it were to consider it necessary, it shall notify the Union about said intentions so that the Union presents any suggestion that it deems relevant.

SECTION 8

The Health Plan shall be administrated only in accordance to its provisions and no matter relating to the Health Plan, nor any difference which arises related to it, shall be subject to the Grievance Procedure or to the arbitration process of this Collective Bargaining Agreement. The selection of the Administrator of the Health Plan, the administration of the Medical Plan and all the terms and conditions relating to the aforementioned and the solution of any discrepancy related to the terms, conditions, construction, administration or adequate benefits shall be determined by and be subject solely to the discretion of the Company.

                                   ARTICLE 42
                            SALARIES OF NEW EMPLOYEES

SECTION 1

      All new personnel who joins the Company after the effective date of this Collective Bargaining Agreement shall start with the type of salary per hour that applies to the occupational group of the position to which they belong according to the following scale:

                              RATE PER HOUR AS OF THE
OCCUPATIONAL                     SIGNATURE  OF  THE
   GROUP                             AGREEMENT
------------                  -----------------------
    1-3                               $ 5.25
      4                               $ 5.25
      5                               $ 5.50
      6                               $ 5.75
      7                               $ 6.00
      8                               $ 6.50
      9                               $ 6.75
     10                               $ 7.00
     11                               $ 7.50

      In addition, it is stipulated that the salaries for new employees established herein, shall be maintained at a level of ten cents ($0.10) per hour over the minimum salary applicable to each level.

      The employees who join after the signature of this Collective Bargaining Agreement shall be entitled to the raises granted during the first, second and third anniversary, as long as they are regular employees on the date when these raises are granted.

                                   ARTICLE 43
                                     SALARY

SECTION 1

All employees covered by this Collective Bargaining Agreement who are regular employees in the dates mentioned ahead shall receive the hourly salary increase as follows:

JANUARY 18, 2003          JANUARY 18, 2004          JANUARY 18, 2005
 $.60 PER HOUR             $.60 PER HOUR              $.60 PER HOUR

SECTION 2

The personnel which is promoted during the effective period of this Collective Bargaining Agreement shall receive a raise of twenty cents ($0.20) per hour for each grade to which they are raised, if their previous classification is from grades 1 through 6 and a raise of twenty-five cents ($0.25) per hour for each grade that they are raised if their previous classification is from grades 7 to 8 and a raise of thirty cents ($0.30) per hour for each grade that they are raised if their previous classification is from the grades 9 and 10.

SECTION 3

The Union understands and accepts that the salary raise provided in this Collective Bargaining Agreement has been agreed upon on the basis of the commitment on the part of each one of the employees of the bargaining unit to significantly increase their production in a manner that will place the Company in the condition of attaining the objectives of improvement and expansion of the telephone service.

SECTION 4

Notwithstanding what has been established as minimum salary per hour in the article regarding Salary for New Employees and in this article, the Company may establish one or more incentive program(s) for each work classification(s) covered in this Collective Bargaining Agreement as well as modifying, changing, eliminating or reestablishing said program(s), as long as the same do not affect and/or reduce the minimum salaries per hour established in the article regarding the Salaries of New Employees and in the article regarding the Salary of New Employees and in this article.

                                   ARTICLE 44
                            INCENTIVES FOR ATTENDANCE

A three day bonus for perfect attendance, counting all absences, except for vacations, excused by Company for lack of work and leave without pay for union matters.

                                   ARTICLE 45
                                  DIFFERENTIALS

SECTION 1 - DIFFERENTIALS FOR NIGHTTIME WORK SHIFTS

      The Company shall pay a differential of $.80 per hour worked as part of the regular work schedule in night work shifts, which are all of those work shifts that regularly end between 9:00 P.M. and 12:00 (midnight).

      The night work shift may coincidentally be a split work shift with a right to pay for differential in accordance to what is stipulated in the section regarding the differential for split work shifts. In these cases, the employee shall only receive the pay for one differential (the highest of the two).

SECTION 2 - DIFFERENTIAL FOR SPLIT WORK SHIFTS

      The Company shall pay a differential of $.90 per hour worked as part of the regular work day in work shifts with two (2) or more hours of separation between the two parts of the same. To be entitled to this pay for differential two (2) or more hours of separation between the two parts of the work shift must have elapsed. The separation between the two parts of the work shift shall not exceed four (4) hours.

      The split work shift may be coincidentally a night work shift with entitlement to payment for differential in accordance to how it is stipulated in the section regarding Night Work Shift Differential. In these cases, the employee shall only receive the payment of a differential (the highest of the two).

SECTION 3 - DIFFERENTIAL DAWN WORK SHIFTS

      The Company shall pay a differential of $1.00 per hour worked as part of the regular work day in dawn work shifts, which are all those work shifts which regularly end between 12:00 midnight and 7:00 A.M.

SECTION 4

      The Company shall grant all the employees from the bargaining unit a salary differential of $.80 per hour that they work in regular work shifts that comprise Saturdays and/or Sundays (the differential shall only be paid for the hours worked on Saturday and Sunday). This differential does not apply in cases where work is performed on Saturdays and/or Sundays in overtime.

SECTION 5

      These differentials shall be part and not in addition to any differential that is provided by the law or regulations which apply to the Company for work during schedules comprised in the work shifts included in Sections 1, 2 and 3 of this article.

                                   ARTICLE 46
                                 CHRISTMAS BONUS

      All regular employees covered by this Collective Bargaining Agreement who meet the requirements provided by the Bonus Act (Act #148 of June 30, 1969, as amended) shall be entitled to receive a Christmas Bonus of 8% for each year of the Collective Bargaining Agreement with regard to the total of the salaries received during the bonus year. The term salary shall not include payments made to the employee for the concept of Occupational Sick Leave, Prolonged Sick Leave and the Christmas Bonus of the previous year. The same shall be payable between December 1st. and 15 of each year of the Collective Bargaining Agreement.

                                   ARTICLE 47
                                    PENSIONS

SECTION 1

The Company agrees to maintain in effect the Pension Plan known as the "Puerto Rico Telephone Company Pension Plan for Hourly Employees" put into effect on January 1st, 1972, and agrees to amend the formula that is utilized to determine the monthly pension to employee who retired during this agreement in accordance with the following formula:

      - The years of service up to 20 years worked shall be paid at the rate of $52.00 per year of service.

      - The years of service over 20 shall be paid at the rate of $60.00 for each year of service over 20.

SECTION 2

To be entitled to a full and normal pension, the regular employee must have turned 62 years of age and have at least twenty (20) years of credited service. An employee shall be entitled to a pension without any reduction when he has 30 years of service.

SECTION 3

To be entitled to early retirement, the regular employee must have turned 52 years of age with at least twenty (20) years of credited service.

SECTION 4

To determine the early retirement pension, the same formula for the determination of the normal pension shall be utilized and from the result three percent (3%) shall be deducted for each year anticipating his pension at the age of 62.

SECTION 5

The Vesting Right section is amended only after having five (5) years of credited service with the Company. In these cases, the pension will be calculated on the basis of the formula which is in effect as of the date when the employee has resigned or has been separated from the Company. The Vesting Rights are calculated on the basis of the actuarial value at the moment when the employee is receiving or requests his regular pension upon turning 62 years of age.

SECTION 6

An additional benefit is established for the spouses of the employees in the event of death. This benefit provides in the case of the death of an employee, before retiring, and that he is eligible as of the date of his death, to an early retirement pension, a benefit payable to his spouse. The amount of this benefit to be paid shall be the accrued benefit up to the date of his death reduced by the corresponding early retirement factor (5% for each year in advance of his turning 62 years of age if he still does not have 20 years of credited service, or 3% for each year prior to his turning 62 years of age if he has 20 or more years of credited service as of the date of his death). In the cases of the employees who die after having turned 52 years of age and that these have elected one of the reduced options provided by the plan in the event of death after retirement, the amount of the benefit shall be reduced on an actuarial basis basing itself strictly on the option that the employee has selected.

The Company and the Union agree that the aforementioned amendments and/or changes shall be applicable to any employee from the bargaining unit who retires after the signature of the present Collective Bargaining Agreement.

SECTION 7

The benefits of the Pension Plan shall be payable in their entirety by the Company.

SECTION 8

The employees who choose this benefit, during the effective period of the Collective Bargaining Agreement, shall receive the following lump sum:

5 to 20 years of service           6 months of salary
21 to 29 years of service          9 months of salary
30 or more years of service        12 months of salary

SECTION 9

All the employees from the bargaining unit who choose to receive the retirement benefits after the signature of this Collective Bargaining Agreement, shall be eligible to participate in a family medical plan which shall be similar to that one provided to the employees covered by this Collective Bargaining Agreement, without the benefit of dental coverage.

The retired employee will have to make the contributions provided in Article 41 (Medical Plan) during the effective period of this Collective Bargaining Agreement.

The bargaining unit employees who retire after June 30, 2003, will pay starting the last year of this agreement, half of the increases of every year, if any, of the medical plan cost to the Company. The employees who retire during the duration of this agreement prior to July 1, 2003 the clause to pay half of the cost of the medical plan starting the third year of the agreement will not be applicable. To be covered by the Medical Plan for retirees it is necessary that the employee who retires be covered by the entire coverage offered by Medicare, including Part B and medicine coverage, if it is offered by Medicare in the future. This proposal does not apply to persons retired before the signing of the agreement that is being negotiating.

The increase in the contribution to the medical plan by the retirees for 2005 will be calculated in the following way: The 50% of the increase, if any, of the Company per capita increase per month for the year 2004, compared to the year 2003. In 2006 and subsequent years the same comparison shall be made for the 2 previous years, in order to determine the additional contribution that will be made by the employee who retires during these contract, on top of what already is being contributed by him.

Instead of being covered by the Company's Medical Plan and making the affored mentioned contribution, said retiree may opt that the Company pay not more than X to another medical plan of his selection, including the one mentioned in the following paragraph.

The Company and the Union will do their best efforts to find of a health insurance company an insurance company an alternate medical plan for said retired persons to be effective 2005, which monthly premiums shall not exceed X amount. If the efforts are not succesful, it will not anule what is provided in this section.

X for year 2005 means PRT monthly cost per capita of the Medical Plan for the year 2004, plus 50% of increase, if any, over the monthly PRT per capita increase for Medical Plan for the year 2003 and there after for successive years with respect to the previous year.

Furthermore , the Company shall furnish to the Union that information necessary to verify the cost of the annual Medical Plan of the Company

SECTION 10

Any employee from the bargaining unit, who requests this benefit during the effective period of the Collective Bargaining Agreement, may request receiving the Social Security Level Option benefit, under the terms and conditions established by the Company.

                                   ARTICLE 48
                           PUBLICATION OF WORK SHIFTS

SECTION 1

      The Company shall prepare and publish the work shifts of any group of employees or of each employee with fifteen (15) days of advance notice. The rotating work shifts that comprise the hourly work schedule from 8:00 A.M. to 12:00 N. and 1:00 P.M. to 5:00 P.M., from Monday through Friday, shall not be published, except in the Work Centers which have work shifts working after 5:00 P.M., such as the Operator Call Centers, Repairs, Service Representatives and other Call Centers.

      Only in cases of emergency and/or due to service needs, may the work shifts be changed and informed to the employee with 48 hours of advance notice. Emergencies and service needs shall be understood to mean cases such as: greater breakages and/or which affect a substantial number of clients which interrupt the services of the communications, severe atmospheric conditions, congestion of calls in the services due to the fact that other call centers are affected, unexpected absenteeism and special training needs in an unforeseen manner.

SECTION 2

      The Company shall assign the work shifts in each work center, following the following principle, the work shifts shall be assigned for the benefit of the employee in accordance to seniority in the Company. The employee with the greater seniority may cede his work shift to another employee with less seniority. To be able to cede a work shift, the employee must notify his Immediate Supervisor with at least fifteen (15) days of advance notice.

SECTION 3 - WORK SHIFTS OF PREGNANT EMPLOYEES

      A pregnant employee who works a nighttime work shift or a dawn work shift shall be entitled to replace the employee of lesser seniority who works in her same work center and in her same classification during the daytime work shift, as long as she is qualified to perform the work, during her seventh and eighth month of pregnancy. Upon her return, after her maternity leave, the employee shall be reinstated to the work shift system corresponding to her.

SECTION 4

      The rotating work shifts have the purpose of increasing the productivity and improving service to the clients, in all of the Company's work areas.

SECTION 5

      In the event that the employees in skilled and semi-skilled positions where there is work done during nighttime work shifts, holidays, and weekends, the personnel with greater seniority may be assigned to work shifts if the personnel with lesser seniority does not have the skills, the trainings completed or the knowledge required to perform the job. The assignment shall be made for a term no greater than 30 days within a period of six (6) months within one (1) calendar year.

      If the employee with greater seniority gives his consent and the service needs so require it, the Company may extend the assignment for up to a maximum of 30 additional days.

                                   ARTICLE 49
                                  PROGRESSIONS

      When an employee is prevented in progressing in his classification due to the fact that the Company has not offered the course or courses required for his progression or when even though the same has been offered, the Company has not allowed him to attend the training although he requested it on time and was available to take it or them, the Company shall approve his progression with the condition that the employee approves the training later on.

      In all cases where the employee has been performing the work or the functions of a position in a satisfactory manner, for a period greater than eighteen (18) months, it will be considered that he has approved the training. He may be able to modify this period by means of a written agreement between the parties, as long as the employee has performed the functions in a satisfactory manner during a period greater than twelve (12) months. Notwithstanding, the employee will be obligated to take the corresponding training.

                                   ARTICLE 50
                     FINANCIAL AID FOR EDUCATIONAL EXPENSES

SECTION 1

      All regular employees with one year or more of service with the Company, who have completed their last two job evaluations with qualifications of at least satisfactory and who satisfactorily completes studies relating to the area of telecommunications at learning institutions credited by the Council of Higher Education or the Department of Education, may request that the Company reimburse them for the first one hundred and sixty dollars ($160.00) of the total cost of the tuition, plus eighty percent (80%) of the remaining one per semester. The cost of the books, up to a maximum of a hundred and sixty dollars ($160.00) per semester may be included in the balance. The maximum amount to be reimbursed per semester, including books, shall not exceed one thousand ($1,000.00) dollars.

SECTION 2

      The right to request reimbursement for completed courses shall expire three (3) months after having finalized the same and the employee may not claim those expenses that have been paid by means of any other study aid program. To that purpose, the employee shall provide the necessary authorizations to verify the existence or not of the other sources of aid.

SECTION 3

      The applicant must accompany his petition for reimbursement with documents that evidence that the employee paid the tuition, as well as the grade obtained. The employee must submit the originals or certified photocopies of these documents. Before beginning the course, the employee must present his duly filled out petition to the Company.

SECTION 4

      When the Company decides to put into effect a study scholarship program, it shall give consideration to the employees who belong to the Union. The applicant must fulfill the requirements which the Company establishes for the granting of said scholarships.

SECTION 5

      The Company will not reimburse tuition expenses for courses taken in learning institutions which are similar to the ones offered by the Company as part of the Regular Training Program, except in those cases where the courses are indispensable as requirements leading toward an academic degree.

SECTION 6

      The studies must be carried out during the employee's non-working hours.

                                   ARTICLE 51
                                 LIFE INSURANCE

SECTION 1

      The Company agrees to provide life insurance for all the regular employees from the bargaining unit, for the sum of fifty-five thousand dollars ($55,000.00) and another fifty-five thousand dollars ($55,000.00) for the concept of accidental death and dismemberment.

SECTION 2

      The cost of this life insurance shall be paid in its entirety by the Company.

SECTION 3

      The employee shall have the option to purchase optional life insurance (option I and II), which shall be paid in its entirety by the employee.

                                   ARTICLE 52
                            UNIFORMS AND SAFETY SHOES

SECTION 1

      In the event that the Company requires the use of uniform as a condition of employment, the Company shall provide five (5) uniforms upon the employee's entry and five additional uniforms as of the date of his anniversaries for service or one year after the previous ones have been handed in without any cost whatsoever to the employee; it being provided that in those cases in which the Company understands the use of overalls to be necessary, in addition to uniforms, it shall provide the employees two (2) overalls upon entry and two (2) on the anniversary or one year after the previous ones have been handed over. The employee shall utilize these uniforms only when they are performing essential functions of their job, with the employee having to make good use of the same.

SECTION 2

      In those situations in which because of provisions of law applicable to the Company or when the Company itself requires the use of safety shoes, the same shall be provided to the employee without cost. These shoes shall be utilized only when the employee is performing his functions, with the employee having to make good use of them.

SECTION 3

      If the Company does not hand over the uniforms on the scheduled dates, this does not have the effect that it is not obligated to hand over the same; then, at the next handing over, it must supply the totality of the uniforms owed up to that moment.

                                   ARTICLE 53

                              NO-STRIKE AND LOCKOUT

SECTION 1

      The Union agrees that neither if, nor the employees of the Company who are part of the Bargaining Unit covered by this Agreement, may, collectively, in a concerted fashion or individually devote themselves to participate directly or indirectly in strikes of any nature, reduction in the production or slow-down, interruption and/or paralysis of work, picketing, boycotts or any other type of interference and/or interruption of the Company's operations and activities.

SECTION 2

      During the effective period of this Agreement, the Union commits itself to going to the Grievance Procedure provided by this same Agreement instead of going to strike. To honor the terms of this Article and guaranteeing a permanent and constructive industrial peace, the Union shall utilize all the available resources and the ones that are in agreement with this Article.

SECTION 3

      In like manner, the Company commits itself, during the effective period of this Agreement, to not make use of the lockout in any way whatsoever.

      To honor the terms of this Article and guarantee a permanent and constructive industrial peace, the Company shall utilize all the available resources and the ones which are themselves in consonance with this Article.

SECTION 4

      The Company reserves to itself the right to separate any employee from the Bargaining Unit who carries out any of the actions stipulated above.

                                   ARTICLE 54
                               GRIEVANCE PROCEDURE

SECTION 1

The term "grievance" comprises any controversy that involves the interest of one or more employee and/or complaint, grievance or claim relating to the construction, application, administration or alleged violation of this Agreement.

SECTION 2

The complaints of grievances may be presented by the Union or by the Company.

SECTION 3

All complaints or grievances shall be exclusively dealt with in conformity to the mechanisms created in this article. The parties agree in this Agreement that if controversies were to arise during the effective period of the same, these shall not be resolved exclusively through the procedure which is provided as follows.

SECTION 4 - First Stage

      a. Any grievance which arises shall be presented in writing in the first instance within the term of fifteen (15) working days from the time that the grievance arises or the employee has knowledge of it and the same shall be presented by the Union delegate and/or the employee to the employee's immediate supervisor.

      b. The supervisor, the delegate and the employee shall meet to discuss and analyze the grievance and try to resolve the same. The supervisor will have up to ten (10) working days, from the time that the grievance has been received, to answer the same.

SECTION 5 - Second Stage

If the Union or the employee are not in conformity with the decision in this case, or once the term in which to answer has elapsed, the same shall be appealed in writing within the seven (7) working days following the receipt of the decision or the termination of the period for the first step, to the immediate boss of the corresponding supervisor who shall have up to five (5) working days in which to answer the grievance. The Union or the employee must present in writing to the immediate boss of the supervisor a summary of what happened during the first stage.

SECTION 6 - Third Stage

      a. If the Union is not in conformity with the decision issued in the second stage of the case or once the term in which to answer has elapsed, any Union officer may appeal filing the same within the ten (10) working days following the receipt of the decision or the termination of the period to answer in the previous stage if it has not been answered.

The appeal shall be presented in writing before the office of the Director of the Labor and Employee Affairs in writing accompanied by a summary of the facts, as well as the results of the previous stage.

      b. The Director of Labor and Employee Affairs or his representative shall summon the President of the Union or his representative once the grievance has been received within ten (10) working days following the receipt of the grievance indicating the time, place and date, which shall be no later than ten
(10) days following the date of the summons.

      c. The Director of the Department of Labor and Employee Affairs or his Representative, the President of the Union or his representative, the person who took the action which gave basis for the grievance when the allegations of the grievance so require it, as well as the grievant shall meet to the effect of trying to resolve or conciliate the grievance. It being provided that in this stage in those cases of suspension or dismissal the Company shall supply the employee or the Union, with a copy of the documentary evidence on which the disciplinary action is based.

      d. Once the grievance has been discussed, the Director of Labor and Employee Affairs, or his representative, shall answer the same in writing, by means of certified mail, within the next ten (10) working days. The decision issued in the case may:

                  1.    Confirm the determination.

                  2. Modify the determination including the reduction of the disciplinary measures.

                  3.    File and leave the determination without effect.

                  4. Expand the investigation of the case if the need for it is determined.

                  5.    Grant any other remedy which is consider appropriate.

      e. If the Union is not in agreement with the answer from the Director of Labor and Employee Affairs, he may resort to arbitration as indicated further on.

      f. The complaints regarding salary claims shall be filed in writing in the first instance in the third stage within the term of fifteen (15) working days from the time that the grievance arises or that the employee obtains knowledge about it. The Director of Labor and Employee Affairs or his representative shall summon the President of the Union or his representative once the grievance has been received within the ten (10) following working days upon the receipt of the grievance, indicating the time, place and date, which shall be no later than the ten (10) days following the date of the summons. The Director of Labor and Employee Affairs, or his Representative, shall have a term of fifteen (15) working days in which to answer the grievance after the meeting for the consideration of the same has been held.

SECTION 7 - Arbitration

      a. When the grievance has not been resolved in the previous stage, the same may be submitted to arbitration within the following twenty
            (20) working days following the receipt of the decision of the Director of Labor and Employee Affairs once the term to answer has elapsed, whichever happens first. The Union will submit to the Company a copy of the request and the date in which it was submitted to Arbitration. The arbitrators to be utilized shall be those from the Bureau of Conciliation and Arbitration of the Department of Labor and Human Resources, except when another thing has been agreed upon between the parties, and the same shall be selected in conformity to the procedure for the selection of three candidates presented for selection and to the norms of said Bureau. The decision of the Arbitrator shall be final and unappealable, which shall be followed and complied with by the parties, as long as it is in conformity to the Law. The parties shall submit to the Arbitrator the written submission of the grievance to be resolved. For all purpose of this article, shall prevails the norms that were in effect as of December 26, 2002, and no amendment or new regulation will be applicable under this agreement.

      b. The salary claims are excluded from this Arbitration procedure. Notwithstanding, the salary claims up to $1,500.00 shall be dealt with in accordance to the arbitration procedure established herein. The Union reserves for itself the right to carry the cases of claims for salaries in excess of $1,500.00 to the courts as long as it complies with the procedural terms provided herein. It is made clear that all the other types of cases, such as but without limitation, petitions for reclassification, per diems, promotions and/or claims that they are performing work belonging to another classification, shall continue to be dealt with through arbitration.

SECTION 8 - Cases of Suspension and Dismissal

      a. The Union acknowledges that it is a managerial prerogative inherent to the administration of the business of the Company to establish norms of conduct for its employees during the operation of the business and to apply disciplinary norms due to just cause when said norms are violated.

      b. The Company, in its turn, acknowledges that in the administration process and in the application of the norms of conduct and discipline applicable to the employees, said processes must be fair and reasonable, for the purpose of maintaining healthy employee-employer relations. The processes shall comply with the following:

            1. The application of the disciplinary norm shall be carried out within a reasonable term, after the violation or fault of which the employee is being accused is known.

            2. The Company will carry out an investigation of the facts on which a disciplinary action is based.

            3. The employee shall be notified in writing, with copy to the Union about the violations of which he is accused and the disciplinary measure to be imposed and the approximate date of the meeting which is described in the number 4 of this Section, 8b.

            4. The Company, whenever it is possible, shall hold a meeting with the employee when imposing a disciplinary measure on him.

            5. In the cases of suspension or dismissal of employees, the following procedure shall be followed when the Union or the employee considers the suspension or the dismissal action to be unfair:

                  a) If the employee considers his suspension or dismissal to be unfair, he must present his grievance before the Union.

                  b) In the event that the Union also considers the suspension or dismissal of the employee unfair, the Union shall present a grievance in writing within the fifteen (15) working days following the suspension or notice of separation of the employee before the Director of Labor and Employee Affairs or the person from the Company upon whom he delegates. If the grievance is not resolved, the Union may request a meeting with the Director of Labor and Employee Affairs, personally. The procedure before this Department shall be an expedited one, it being understood that the cases of suspension and dismissal shall be dealt with and investigated with priority over any other case submitted prior to it and in like manner, in these cases, the expedited arbitration, if it were necessary, shall be requested.

                  c) The Director of Labor and Employee Affairs, upon evaluating the action taken, shall have the same faculties provided for in
Section 6(d) of this Article.

                  d)    From here on, it shall be proceeded with, as provided in
Section 6, clause e, which is the aforementioned one.

SECTION 9 - Cases of Publication and Adjudication of Positions, Transfers and Promotions

      a. The grievances which arise in which an employee claims to be entitled to a vacant position or that the article regarding "Publication Adjudication of Positions and Appointments" has been violated shall be filed in writing before the Director of Labor and Employee Affairs, indicating the position that is being claimed, the requisition number for the position, and the person with whom it was covered. The grievance must be presented within the seven (7) working days following the adjudication of the position or from the time that the employee has knowledge of the adjudication of the position.

      b. And it shall be proceeded with from here on as provided from Section 6, clause b of this article onwards.

      c. In all proceedings regarding the present section, the person to whom the position has been adjudicated shall be notified and shall have the right to participate and intervene in said proceeding.

SECTION 10 - Cases of Reclassification of Positions

The grievances which arise as a result of a petition for reclassification for a position shall be presented before the Company's Director of Labor and Employee Affairs.

In the event that the Union is not in agreement with the determination of the Department in charge of the certification of positions with regard to the petition for reclassification of a position and that it determines to file a grievance, the same shall be filed before the Director of Labor and Employee Affairs within seven (7) working days following the receipt of the notice of the determination or seven (7) working days after the time to inform the Union about the determination regarding the petition has elapsed. And from here on it shall be proceeded with as provided in Section 6, clause b. of this article onwards.

During the discussion of the grievance in this stage, the Union must establish that the position has had some functions or duties assigned to it which belonged to a superior position or that the duties and functions of the same have evolved in a substantial and permanent manner toward a position of a superior level or that functions or duties of greater complexity have been assigned.

SECTION 11 - Grievances between the Parties

The grievances of the Company shall be initiated by means of the sending of a letter on the part of the Director of Labor and Employee Affairs to the President of the Union. The grievances which the Union has regarding alleged violations of the Union's rights or violations to the rights of groups or classes consigned in this Agreement, shall be initiated by means of the sending of a letter on the part of the President of the Union to the Director of Labor and Employee Affairs.

In both cases, these grievances shall be initiated in the third stage. When the grievance is a Company grievance, the President of the Union or his representative shall meet with the Director of Labor and Employee Affairs within ten (10) working days after the receipt of the grievance on the part of the Union. When the grievance is a Union grievance, the Director of Labor and Employee Affairs shall meet with the President of the Union within ten (10) working days after the receipt of the grievance on the part of the Company. If the meeting is not held in the terms indicated herein, the injured party may recur directly to arbitration in the terms indicated in Section 7 (Arbitration) once the term has expired.

The grievances of the Union and the Company shall have to be presented within a period of ten (10) working days after the facts which motivated the grievances have occurred or from the time that the grievant party obtains knowledge of the events which motivated the grievance.

If an agreement is not able to be reached between the parties, they shall be preceded in conformity to what is established in Section 7 (Arbitration) of this article.

Complains that arise as a result of the application of Article 20 - Drugs Testing Program shall be filed in third stage, as provided in Section 6.

SECTION 12 - General Provisions

      a. It is agreed that at no time whatsoever will the grievant employee or the delegates or representatives of the Union be accompanied by more than one employee although the grievance covers more than one, except in the cases of separation when the grievants are not working. The parties, may by mutual agreement in cases which so require it, excuse more than one employee as long as the services are not affected.

      b. The Department of Labor and Employee Affairs shall hold meetings and shall have at its discretion authority to investigate the cases referred to this Department, obtain evidence and call witnesses one at a time.

      c. The terms to begin the different stages of this procedure are of a jurisdictional nature.

      d. In those cases in which the Director of Labor and Employee Affairs summons a worker for the purpose of this article, he must do so within his working hours with pay.

SECTION 13 - Substantive Matters

      a. A stenographic transcript of the arbitration hearings shall be prepared by the stenographer supplied by the Bureau of Conciliation and Arbitration if there is one available. In the event that the Bureau were not able to supply said Stenographer, the Arbitrator will notify the parties prior to the Arbitration Hearing so that any of them, if they wish to obtain a stenographic transcript, shall supply the Stenographer and pay the cost for the same.

            If both parties wish a copy of the stenographic transcript, they shall pay for it in equal parts. In the event that any of the parties decides to submit a brief, the Arbitrator shall grant a term no greater then thirty (30) working days in which to submit the same.

      b. The Arbitrator shall not have power or faculty to in any way whatsoever alter, amend, change, modify, add or subtract in any way whatsoever from any of the provisions of this Agreement, even from any of the provisions of the article regarding "Management Rights". An award in violation of what has been indicated above shall be null and without effect.

      c.    The Arbitrator shall not have authority to grant damages.

      d. In discipline cases, the arbitrator shall be authorized to modify, confirm or reduce the suspension or dismissal. Also, shall be authorized to provide remedy of reinstatement with or without back pay and benefits not received. To any back pay award the corresponding deductions shall be made to account for interim earnings during the suspension period and the obligation to mitigate damages.

                                   ARTICLE 55
                           STABILITY OF THE AGREEMENT

SECTION 1

      In the event that the merger of the Company or of any of its dependencies with a private or public entity or that the Company divides into separate or subsidiary structures, sells, transfers or leases property where employees covered by this Agreement work, the Union must be notified with no less than twenty (20) days of advance notice before the merger, division into separate or subsidiary structures, sale, closing, transfer, lease, or expropriation. In addition, the Company is obligated to inform the aforementioned new entity about the existence of this Agreement.

SECTION 2

      In the event that as a result to said merger, division into separate or subsidiary structures, sale, transfer, lease, closing or expropriation, employees from the Bargaining Unit are displaced, the regular employees who are affected shall be considered for relocation to other activities of the Enterprise in conformity to the provisions of this Agreement.

SECTION 3

      If during the effective period of this Agreement the Company were to acquire any facility or service which at the present time were being administrated by another Company and it were integrated into the Company's program, the new positions that are created, as well as any vacant position in said new facility or service, which corresponds to the Bargaining Unit shall be covered in accordance to the provisions of this Agreement. The time of seniority for the purpose of this Agreement for all the personnel passing through the Company by means of this procedure shall begin to count from the effective date of their appointment as employees of the Company.

SECTION 4

      In the event that any transfer, sale, merger, division into separate or subsidiary structures, lease of facilities or expropriation were to take place, the Company, notwithstanding what is provided in the article regarding the Effectiveness with regard to the duration of this Agreement, shall be released from there on from all obligation under the same, except with regard to obligations which had already been incurred in under the article regarding Procedure for Grievances.

      This Collective Bargaining Agreement shall bind during its effective period all successor employers of the Company even when the transfer, sale, merger, lease or expropriation were a partial one.

                                   ARTICLE 56
                                  SEPARABILITY

SECTION 1

      In the event that part of any of the provisions of this Agreement were to turn out to be illegal by virtue of the effective laws or the ones approved in the future or by means of a judicial decree or a final judgment, issued by a court of competent jurisdiction, or by any other government entity, such law, decree, decision, order or judgment shall affect only the part or provision that is declared illegal, but the same shall not invalidate the rest of the Agreement, it being the express intention of the contracting parties that all the portions not declared illegal shall remain in their full force and effect during the effective period of this agreement. And in addition, it is stated that nothing of what is agreed upon herein in shall in any way whatsoever prevent any of the contracting parties to exercise their right to appeal the judgment or judicial decision, order or judgment of the concerned government entity.

SECTION 2

      In the event that any article or section were to be declared null or the compliance or observation of such article or section were declared in suspense, the parties affected by such action will enter into immediate collective negotiations, for the purpose of agreeing a mutually satisfactory substitute provision for such article or section.

SECTION 3

      In the event that in any matter or controversy more than one provision of this Agreement may be applied or where more than one interpretation of the same is possible, that provision or interpretation which turns out to be more consistent with the Collective Bargaining Agreement interpreted in its entirety shall be the one that will be applied.

                                   ARTICLE 57
                                SPECIAL TRAINING

SECTION 1

a. When the introduction of new specialized equipment, which requires special training to operate the same, affects the work of the personnel from the bargaining unit, the Company shall select the employees to be trained from among the affected employees who meet the training requirements for the position and approve the written examinations and/or practical tests which the Company designs for said training.

b. The requirements, examinations and tests shall be established by the Company prior to the selection of candidates for the training. The Company shall determine in its criterion, the number of persons to receive the special training, but when choosing among the candidates who qualify the Company shall apply the following criteria: seniority; evaluations already written and prepared in the normal course of employment during the past two (2) years; attendance and timeliness records for the past two (2) years; disciplinary records for the past two (2) years; related experience and training. Seniority shall prevail over all the other factors if these were to turn out to be equal among the employees to be trained.

c. If there do not arise sufficient candidates who qualify from among the affected employees, the Company shall publish the position or positions in conformity with Section 1 of Article 11 regarding "Publication, Adjudication of Positions and Appointments". If sufficient internal candidates who qualify do not arise, the Company will retain the right to include qualified personnel from outside hiring in the training.

SECTION 2

      The Company shall extend to the selected candidates appointments conditioned to the approval of the training. During the training period the daily hourly schedule and the weekly work program may vary in accordance to the needs and conditions of the training to be offered and the service rendered.

SECTION 3

      The employees who approve the trainings in which they participate shall be maintained in said positions. However, those employees who do not approve their training satisfactorily or who were not selected for the same shall be reassigned to another position, as long as there exists another vacant position and that they qualify for the same. If there does not exist a vacant position or if the employee does not qualify for the vacant positions that may exist, it shall be proceeded with in accordance to the article regarding "Reduction of Personnel and Re-employment".

                                   ARTICLE 58
                                 TEMPORARY WORK

SECTION 1

      When the Company requires an employee to perform on a temporary basis the tasks of another position, superior to his, on a temporary basis for a period greater than one (1) working day, of any bi-weekly pay period, the Company shall pay a differential, equivalent to the increase in salary that were to correspond, if the employee were promoted to the superior position. This differential shall be paid from the beginning of the temporary assignment, and for the total of hours worked in this superior position. This differential shall be established utilizing Section 2 of Article 43.

SECTION 2

TECHNICAL OR OPERATIONAL TRAINING

A. For the purpose of being able to utilize and acknowledge the knowledge, skills and experience of the members of the Bargaining Unit, the Company and the Union agree, with the consent of the employee that, when it is necessary and required by the Department of Training and Development of the Employee or the Department of Centralized Traffic Services, these personnel shall be temporarily transferred for the purpose of offering and developing courses during the regular work shift related to his specialty, in conformity to the requests received from the different areas with need in the Company.

B. A supplementary compensation, in other words, a differential, is established as an economic incentive for all employees who devote time to teach courses and/or specialized training in the area of telecommunications. A differential of $1.30 from the basic salary per hour shall be granted, for the amount of hours devoted, required by the Department of Training and Development of the Employee or the operational area. The trainings mentioned herein are formal trainings with an established curriculum for groups of employees, which shall not include on the job training geared toward improving the skills of the individual employees.

C. The $1.30 differential from the basic salary per hour shall apply to the necessary hours before, during and after the time during which the training is offered for the purpose of making it more effective: preparation of documents, utilization of audiovisual equipment and other necessary resources for the effectiveness of the training.

D. In those cases where it applies, the employee shall receive the corresponding per diem and mileage.

E. The participation of the members of the UIET in these training functions shall not be utilized by PRT to request that they be excluded from the Bargaining Unit. Neither will they perform tasks from personnel included in other Bargaining Units and they shall not supervise any personnel whatsoever.

                                   ARTICLE 59
                                  WELFARE FUND

SECTION 1

The Company agrees to contribute the amount of nine cents ($0.09) for each hour worked for each employee covered by this Collective Bargaining Agreement during the first two years of effectiveness of the same, for the Welfare Fund established in accordance to the trust created by the parties. During the third year of effectiveness of the Collective Bargaining Agreement, the Company agrees to contribute the amount of ten cents ($0.10) for each hour worked for each employee covered by this Collective Bargaining Agreement.

SECTION 2

When any audit reveals a pattern of violations to the regulation or that the administration of the fund has strayed away from the principles and purposes for which this fund was created, the Company may discontinue the contributions to the Fund until the violations have been corrected.

SECTION 3

If this article, or the Trust created under the same were to be declared illegal by a Court with competent jurisdiction, the Company shall discontinue the contributions to said Fund and all existing funds as of that moment shall be returned to the Company.

                                   ARTICLE 60
                            SUPPLYING OF INFORMATION

      The Company shall supply the Union, simultaneously, a copy of all communications, documents, notices, memorandums, bulletins or brochures sent or circulated to the employees comprising the bargaining unit.

      In addition, the Company shall supply a copy of all administrative practices, procedures or policies, which are of application to the employees covered by this Collective Bargaining Agreement, or which affect in any way whatsoever, the terms and conditions of employment of these employees.

                                   ARTICLE 61
                                LEGAL ASSISTANCE

      The Company shall provide free of cost, services of attorneys selected by the Company, to those employees who in the fulfillment of their duties were to suffer an accident while driving motor vehicles on official matters and were summoned and/or arraigned due to such events, or when being on official endeavors, they are accused of a public crime, for events allegedly occurred while they were rendering service to a client, except sexual crimes, murder or controlled substances in any of its modes.

                                   ARTICLE 62
                                 CHILD DAY CARE

SECTION 1

During the effective period of this Collective Bargaining Agreement, the Company shall pay on a monthly basis to institutions devoted to daily child care which have the corresponding permits required by the laws applicable to it, under the conditions provided further on. Said payment shall be for the concept of the day care for the children of unionized, which maximum age is up to five (5) years.

SECTION 2

The number of children who may benefit from the provisions of this Article, as well as from the maximum monthly contribution that the Company shall forward, shall be in conformity to the following table:

A maximum number of ninety (90) children with a maximum monthly benefit of one hundred dollars ($100.00) per child during the effective period of this Collective Bargaining Agreement.

SECTION 3

These amounts shall be payable directly to the Day Care Center by means of the prior presentation of an invoice by the corresponding center or through the employee and in such situation the Company shall issue, on a monthly basis, a check to the order of said Center, within the fifteen (15) calendar days following the receipt of the invoice.

It shall be the responsibility of the employee to pay the Day Care Center for any difference between the rate and the maximum benefit paid for by the Company, pursuant to what is provided in this article.

The payment corresponding to the first year shall have effectiveness from the beginning of the corresponding school year to the year 2000.

SECTION 4

The children of unionized employees, whose parents shall benefit from this help, shall be chosen by means of a raffle to be held no later than the month of June of each year, during the effective period of this Collective Bargaining Agreement. Each employee must request this benefit for a son or daughter, in a manner that the greater number of employees may enjoy the benefits. There shall participate in the raffle the employees who certify to the Company, prior to the raffle that they have young children, of up to five (5) years of age. Said raffle shall be coordinated between the Company and the Union.

SECTION 5

The employee selected shall certify that he has his son or daughter registered in the duly authorized Child Day Care Center, which is operating with all the necessary permits. The Company reserves for itself the faculty to require any other relevant information and evidence of the required permits.

SECTION 6

The Company shall be retaining in the origin all deductions that correspond in law or regulation.

                                   ARTICLE 63
                                   CONTRACTING

SECTION 1

      The sub-contracting of work, tasks, services and functions shall not be utilized to lay off or bump off employees covered by the bargaining unit.

SECTION 2

      If it were determined that it has a negative effect on the work performed by the members of the bargaining unit the parties shall meet to discuss what measures, if any, may be adopted geared toward preventing or minimizing said negative effect.

SECTION 3

      In the event of an alleged controversy which arises from the construction or application of this article, the Union shall be entitled to proceed in accordance to what is provided in Article 55 of this Collective Bargaining Agreement.

                                   ARTICLE 64
                              CHAUFFEUR'S INSURANCE

      The Company will pay the corresponding contributions under the Chauffeur Social Security Act in its entirety (Act 428 of May 15, 1950, as amended).

                                   ARTICLE 65
                       TIME SUBJECT TO BE CALLED "ON CALL"

SECTION 1

In those cases in which the Company determines the need to have qualified personnel subject to be called outside of the regular work schedule in certain specialized classifications and areas of work where an on call personnel schedule is required to be established, this article shall apply.

The employees in work shifts subject to be called must provide the telephone number where they may be reached. If it were necessary, they shall be provided with a beeper to make their location easier.

The work shifts shall be assigned in an equitable manner whenever possible.

SECTION 2

The employee who is assigned to be on call shall be paid a bonus of $18.00 per day, for assignment to this work shift, during the time that he is assigned to be subject to be called. The minimum hours to be worked when called and reporting to work shall be for a period no lesser than two (2) hours, including the traveling time up to a maximum of thirty (30) minutes to reach the designated place for work and thirty (30) minutes for the return to his residence.

If the employee were called to work, he shall be compensated in the corresponding manner and as it is indicated in the Work Day and Overtime Article, pursuant to how it is provided in this Collective Bargaining Agreement. The bonus mentioned in this section shall also apply.

SECTION 3

If the employee is called to work and does not answer the request to report himself to the work site, he shall not be entitled to collect what is provided in section 2 for that day's assigned schedule. If the employee to whom a work shift corresponds for that day has not been able to be located on a timely basis after several attempts to locate him, the supervisor shall state it in writing with copy to the delegate of the Union.

If the employee expresses not being available for the work requested, the same shall be offered to another employee who follows him in turn.

                                   ARTICLE 66
                     DUTIES CONSOLIDATION - UNIVERSAL WORKER

SECTION 1

The Company shall create regular new positions through duties consolidation corresponding of two (2) or more positions included in the appropriate unit. The positions created in this manner shall be called Universal Worker, and also shall be known by their descriptive name followed by the service area identification corresponding to the position.

SECTION 2

The duties consolidated always have to belong to positions under a same administrative vice presidency. In cases where the Company move positions between vice-presidencies, the duties shall be combined in its new vice presidency with positions that also share a correlation of duties.

SECTION 3

When functions of positions are consolidated with different occupational degrees, the position of new creation shall never be placed in a wage level lower than the maximum level of the positions which functions are consolidated.

SECTION 4

The Company shall determine on the basis of service needs, the quantity of the positions to be created by vice-presidency, the requirements, as well as the geographical areas in which such newly created positions shall be assigned and perform their task.

SECTION 5

The created positions of Universal Worker shall be adjudicated between candidates in accordance to the following factors:

                        1.    Evaluation Criteria for the previous two (2) years

                        2.    Disciplinary Record for the previous two (2) years

                        3.    Related Experience and Trainings

                        4. Approve written test and/or practical test that the Company design for this purposes

                        5.    Attendance History for the previous two (2) years

The seniority shall prevail when other factors are equal between candidates.

The publication shall be at all work centers according with Section 6 as follows. The positions shall first be covered with those that qualify belonging to the workshop where the Universal Worker position exist. If any vacancies occur, it shall be covered with employees of other workshop.

No employees shall be transferred to other workshop as a result of having brought employees from other workshop to occupy a Universal Worker position.

SECTION 6

The Company shall publish at all the work centers, the positions of new creation that are going to be covered, specifying the requirements for the same. The publication of the positions shall be made for a term no lesser than five (5) working days. It being provided that those employees who work outside of the buildings of Plaza Telefonica (1500, 1513 and 1515 Roosevelt) shall have a term of two (2) additional working days after the closing of the publication. The Company shall send to the Union a copy of said publication. A position so published shall not be canceled without notifying the Union about the reasons for its cancellation.

SECTION 7

Any regular employee, who meets the requirements for a published position, may apply for the same by submitting the corresponding application, in the form supplied by the Company, within the term established in the publication, to the Recruitment Department, with return receipt requested.

SECTION 8

The Company shall only consider those employees who meet the requirements, who have filed the petitions within the period established in the publication, and who may fulfill the functions of the position immediately upon having it adjudicated to them; or if they are enjoying their vacation leave, upon the conclusion of the same; or if they are receiving benefits under the State Insurance Fund or using sick leave, within thirty (30) days after it has been adjudicated to them.

SECTION 9

In those cases in which that published positions of Universal Worker exceed qualified employees amounts and that lack of employees obeys to the failure in written test or practical test reference in Section 5 of this article, the Company shall choose among those employees that failed, those whose scores and tests were the highest, that have a score of not less than 50% to be trained and examined again.

SECTION 10

The employees who failed the test and/or practical test shall remain in their positions.

SECTION 11

The employee who moves to occupy the Universal Worker position shall receive an increase of $0.45 per hour. The Section 2 of Article 43 (Salary) shall apply to those employees who move on to occupy a position of Universal Worker in a promotion.

SECTION 12

Any employee selected to occupy one of these positions shall be subject to a probationary period of two (2) months during which he will have to demonstrate having ability, knowledge, skills and the efficiency which, in the judgment of the Company, is required for the new position.

SECTION 13

If the probationary period is not satisfactorily approved, the employee shall return to his previous position with the salary that would have corresponded to him if he had continued in the previous position.

SECTION 14

Except in cases where events occur beyond the control of the Company and/or the service may be adversely affected, the employee selected to occupy a position of Universal Worker shall be placed in said position during the following thirty
(30) days from the date when the Recruitment Department adjudicates the same.

SECTION 15

Within ten (10) working days following the adjudication of a vacant position or one of new creation, the Company must notify the Union, by certified mail with return receipt requested, with a copy of the determination and indicating the position which was adjudicated, the requisition number for the position and the name and the employee number of the person with whom the same was covered and the criteria where by it was adjudicated to the person. It must also notify it a list with the names of all the employees who were competing for the position with the corresponding salary levels.

SECTION 16

The intention of the parties with the creation of these new positions is to make the Company as well as the employees more efficient, so that they have greater capacity to respond to the increase necessity of the service that the competitive telecommunications industry in Puerto Rico requires. It is not the intention of this article to eliminate or reduce jobs, salaries or working conditions, nor to limit the right that under this agreement the Company has with relation to Articles 3, 15 and 63.

SECTION 17

Except for that provided in Section 4 of this article if any employee or the Union understands that the Company has violated any disposition of this article, such allegation shall be brought by the Union or the employee according to the Grievance Procedure provided in this collective bargaining agreement.

                                   ARTICLE 67
                                  EFFECTIVENESS

This Collective Bargaining Agreement shall be in effect during thirty-six (36) months and shall begin to rule from January 18, 2003 until midnight of January 17, 2006.